     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               WAVE SYSTEMS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                        7379                                   13-3477246
(STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                              480 PLEASANT STREET
                            LEE, MASSACHUSETTS 01238
                                 (413) 243-1600
          (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
             AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 STEVEN SPRAGUE
                     PRESIDENT AND CHIEF OPERATING OFFICER
                               WAVE SYSTEMS CORP.
                              480 PLEASANT STREET
                            LEE, MASSACHUSETTS 01238
                                 (413) 243-1600
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                           JEFFREY N. OSTRAGER, ESQ.
                      CURTIS, MALLET-PREVOST, COLT & MOSLE
                                101 PARK AVENUE
                         NEW YORK, NEW YORK 10178-0061
                                 (212) 696-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AT SUCH TIME OR TIMES AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AS THE SELLING HOLDERS MAY DETERMINE.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

    TITLE OF EACH CLASS                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
    OF SECURITIES TO BE            AMOUNT TO BE             OFFERING              AGGREGATE              AMOUNT OF
         REGISTERED                 REGISTERED        PRICE PER SHARE (2)     OFFERING PRICE (2)      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
  Class A Common Stock,
  $.01 par value............     8,724,257 Shares            $1.86              $16,227,118.02             $4,787

--------------------------------------------------------------------------------

(1) Includes (i) up to 6,966,386 shares issuable upon conversion of and as dividends on outstanding Series G Convertible Preferred Stock, (ii) 225,000 shares issuable upon exercise of warrants issued in connection with the placement of the Series G Convertible Preferred Stock, and (iii) 1,532,871 shares issued in private sales, exchange transactions or as compensation to nine stockholders.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the bid and ask prices reported on the Over-the-Counter Bulletin Board on April 7, 1998.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED APRIL 15, 1998

PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                8,724,257 SHARES

                               WAVE SYSTEMS CORP.

                              CLASS A COMMON STOCK

     This Prospectus relates to 8,724,257 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") of Wave Systems Corp. (the "Company" or "Wave") to be offered and sold from time to time by certain stockholders of the Company ("the Selling Security Holders"). The Company will not receive any proceeds from the sale of the Shares offered hereby. The Company's Class A Common Stock trades on the Over-the-Counter Bulletin Board under the Symbol: "WAVX". The last reported sales price of the Company's Stock on April 13, 1998 was $1.92 per share.

     The shares of Class A Common Stock offered hereby by the Selling Security Holders consist of (i) up to 6,966,386 shares issuable upon conversion of 150,000 shares of the Company's Series G Convertible Preferred Stock, par value $0.01 per share (the "Series G Preferred Stock") and as dividends on the Series G Preferred Stock; (ii) 225,000 shares issuable upon the exercise of warrants issued in connection with the placement of the Series G Preferred Stock (the "Placement Warrants"); (iii) 1,532,871 shares of Class A Common Stock issued, or issuable upon conversion of warrants, in a series of private sale or exchange transactions or as compensation for services rendered (collectively, the "Other Shares"). All of the transactions involved were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Series G Preferred Stock was sold on March 6, 1998 for an aggregate purchase price of $3,000,000 in a transaction exempt from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part has been filed with the Securities and Exchange Commission (the "Commission") pursuant to a Registration Rights Agreement, dated as of March 6, 1998 (the "Registration Agreement"), between the Company and the purchaser of the Series G Preferred Stock.

     The Series G Preferred Stock is convertible into shares of Class A Common Stock upon the earlier of (i) May 5, 1998 and (ii) the effective date of the Registration Statement of which this Prospectus is a part. The conversion price for the Series G Preferred stock is the lower of (a) $1.12 and (b) 80% of the average of the five (5) lowest trading prices during the twenty-five (25) calendar days immediately preceding the conversion date. Holders of the Series G Preferred Stock are entitled to receive quarterly dividends at a rate of 6% per annum, payable in cash or, subject to certain conditions, shares of Class A Common Stock. Pursuant to the terms of the Registration Agreement, the Registration Statement of which this Prospectus is a part registers 6,966,386 shares of Class A Common Stock with respect to shares issuable upon conversion of the Series G Preferred Stock and as dividends on the Series G Preferred Stock. The number of shares of Class A Common Stock issuable upon conversion of the Series G Preferred Stock will depend on the conversion price which, in turn, will depend upon the lowest trading prices of the Class A Common Stock for five
(5) trading days during the twenty-five (25) calendar days immediately preceding the date of conversion, as well as the number of shares issuable as dividends on the Series G Preferred Stock. Pursuant to the terms of the Series G Preferred Stock, the minimum number of shares issuable upon conversion (without taking into account shares issuable as dividends) would be 2,678,571 shares, assuming a conversion price of $1.12 per share. The actual number of shares issuable upon conversion of the Series G Preferred stock and available for resale under this Prospectus could be materially greater based upon the market price of the Class A Common Stock at the time or times of conversion.

     The Placement Warrants have an exercise price of $1.38 per share, and expire on March 6, 2003. The shares issuable upon exercise of the Placement Warrants are included in this Prospectus pursuant to the terms of the Registration Agreement.

     The shares of Class A Common Stock offered hereby may be offered for resale by the Selling Security Holders (or their donees) from time to time in transactions for their own account (which may include block transactions) on any national securities exchange or quotation service on which the Class A Common Stock may be listed at the time of sale, in the over-the-counter market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the shares of Class A Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

     The Company has two classes of outstanding common stock. Class A Common Stock, which is offered hereby, has one vote per share. Class B Common Stock also has one vote per share, except that Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, the Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Both classes vote together as a single class on all matters, except where class voting is required by Delaware General Corporation Law.
                            ------------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The date of this Prospectus is            , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") that contains reports, proxy and information statements and other information regarding registrants (including Wave) that file electronically with the Commission. The address of this site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-1 (herein, together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS OR OUTCOMES TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED AND DISCUSSED HEREIN. FURTHER, THE COMPANY OPERATES IN AN INDUSTRY SECTOR WHERE SECURITIES VALUES MAY BE VOLATILE AND MAY BE INFLUENCED BY REGULATORY AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. IMPORTANT FACTORS THAT THE COMPANY BELIEVES MIGHT CAUSE SUCH DIFFERENCES ARE DISCUSSED IN THE CAUTIONARY STATEMENTS ACCOMPANYING THE FORWARD-LOOKING STATEMENTS AND IN THE RISK FACTORS CONTAINED IN THIS PROSPECTUS AND IN THE RISK FACTORS DETAILED IN THE COMPANY'S OTHER FILINGS WITH THE COMMISSION DURING THE PAST 12 MONTHS. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, READERS ARE URGED TO READ CAREFULLY ALL RISK FACTORS AND CAUTIONARY STATEMENTS CONTAINED IN THIS PROSPECTUS AND IN THOSE OTHER FILINGS WITH THE COMMISSION.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
AVAILABLE INFORMATION.......................................       4
PROSPECTUS SUMMARY..........................................       6
RISK FACTORS................................................      10
PRICE RANGE OF COMMON STOCK.................................      17
USE OF PROCEEDS.............................................      17
SELECTED CONSOLIDATED FINANCIAL DATA........................      18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................      19
BUSINESS....................................................      22
MANAGEMENT..................................................      31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............      35
DESCRIPTION OF SECURITIES...................................      36
SELLING SECURITY HOLDERS....................................      40
PLAN OF DISTRIBUTION........................................      42
LEGAL MATTERS...............................................      43
EXPERTS.....................................................      43
FINANCIAL STATEMENTS........................................     F-1

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SECURITY HOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and statements incorporated by reference in this Prospectus. Prospective investors should carefully consider the factors set forth under the caption "Risk Factors". Capitalized terms not defined in this Summary have the meanings given them elsewhere in this Prospectus.

     The Company anticipates that its existing capital resources, including the net proceeds from the sale of the Series G Preferred Stock, will be adequate to satisfy its capital requirements into June, 1998. In order to continue operations, the Company will need to raise additional funds through public or private financings. The Company does not have any other current commitment to obtain additional funds and is unable to state the amount or potential source of such additional funds. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company or its stockholders. The Company is a development stage company and has realized minimal operating revenues since its inception. At December 31, 1997 the Company had an accumulated deficit of approximately $45 million. There can be no assurance that the Company will be successful in achieving commercial acceptance of the Wave System.

                                  THE COMPANY

     Wave Systems Corp. ("Wave" or the "Company") has completed a transition from a company focused principally on research and development of new technology to a company focused on the commercialization of its technology through licensing and product sales as well as continued product development. Since its inception in February of 1988, the Company has devoted substantially all of its efforts and resources to research, feasibility studies, design, development, and market testing of a system that meters the usage of electronic content (the "Wave System"). Electronic content refers to any data, graphic software, video or audio sequence that can be digitally transmitted. As its research and development activities matured, the Company was able to devote increased resources to market research, market development and other related activities. The Company has shifted its business focus toward development of the commercial and technical relationships required to establish an electronic content distribution network.

     The Company believes that the market for electronic content is unnecessarily burdened by inflexible pricing, insecure delivery problems, and limited information on content usage. For electronic content delivered by subscription, the customer is generally required to pay up front for access to all of the content, although actual usage may be for only a small portion of the content. Distribution systems currently in use that permit customers to purchase electronic content on a pay-per-use basis are inefficient, not secure and costly. In the case of "on-line" delivery systems, the customer's price for electronic content generally reflects the operating costs of the on-line distribution system and also includes on-line "connect time." Existing distribution systems provide limited data pertaining to usage patterns.

     The Company believes that the Wave System can fundamentally change how electronic content is consumed by providing more efficient and flexible pricing, greater protection against unauthorized usage and secure, low-cost, and accurate data on the usage of the electronic content. The Wave System enables the merchandising of electronic content at the point of purchase. This may increase the interest of consumers to sample electronic content that they are considering purchasing. The Wave System accurately and securely records information pertaining to the usage of the electronic content. The Wave System facilitates the payment of royalties to content providers and allows customized distribution of content to customers.

     The Wave System consists of many uniquely identified distributed processors ("WaveMeters") that decrypt content on demand from end users. The WaveMeter is a proprietary application-specific integrated circuit, mounted on a printed circuit board, or which may become available as an add-in device in a stand-alone PC. The WaveMeter allows transactions to occur without the expense of a real-time network connection for every transaction. The WaveMeter securely stores electronic funds and batched information about the usage of electronic content to be securely transmitted to a central transaction processing center ("WaveNet"). WaveNet manages encryption and decryption keys, processes credit and usage charges, automatically obtains credit authorization, calculates royalty distributions, and can provide user and usage data to electronic content owners. The Wave System is designed to be compatible with existing content delivery systems such as CD-ROM, the Internet and Direct Broadcast Satellite. The Company views the acceptance by developers, distributors and consumers of entertainment and educational software as an important factor in the development of a broad installed base of WaveMeters. The Company further believes that once there is a broad installed base of WaveMeters, electronic content owners from other market segments are likely to be attracted to the Wave System. However, there can be no assurances that the Company will be successful in achieving any significant installed base of WaveMeters.

     In 1996 the Company developed a production software version of the WaveMeter that offers a subset of the features of the hardware version of the WaveMeter and has been implemented as part of the Company's Internet commerce server (the "WaveMeter server"). The WaveMeter server supports a publishing service called WINPublish and a purchasing function called WINPurchase. Through WINPublish, an electronic content owner can sell encrypted content from its site on the Web to purchasers using the WINPurchase function. The Company has commercialized this technology through its Internet commerce website, the Great Stuff Network. To date, the Company has recognized a minimal amount of revenue from this technology.

     In order to seek to achieve broad market acceptance of the Wave System, the Company pursues strategic relationships with major personal computer manufacturers and promotes the use of the Wave System to electronic content owners, particularly developers and distributors of entertainment and educational software. The Company believes that the compatibility with Internet transmission provides the foundation for the broad acceptance of the Wave System. Specifically, the Company believes that the WaveMeter can be the foundation for a "client-side subscriber management system" that is independent of a delivery network. This means that content can be delivered on CD-ROM, Data Broadcast, Broadband and other forms of transmission. However, to date, the Company has not been successful in achieving any significant market acceptance of the Wave System.

     The Company believes it has made progress in pursuing its strategy to achieve broad market acceptance of the Wave System as a standard platform for commerce in electronic content. During 1997 the Company established relationships with IBM and Aladdin Knowledge Systems, Ltd. ("Aladdin"), as well as electronic content companies such as Psygnosis, GT Interactive Software Corp. and Red Storm Entertainment Corp. The Company also received a payment of $1 million pursuant to a joint venture agreement with Internet Technology Group, PLC ("ITG"), a United Kingdom company. The remaining portion of the license fee will be paid in 1998 if the remaining milestones are achieved; however, there can be no assurance that the remaining milestones will be achieved. Also, at this time neither ITG nor the joint venture have the resources to fund the remaining payments.

     Through a number of strategic relationships established in 1997, the Company enhanced the Wave System. The Company and Aladdin entered into a licensing agreement whereby in return for an equity position in Wave, Aladdin licensed its proprietary persistent encryption technology (the "Hasp technology"). The Hasp technology provided the Company with three distinct advantages. First, the Hasp technology provides a turn-key execution protection system for software applications that permits the option of software rental, which the Company believes will facilitate commerce in electronic content on a pay-per-use basis. Second, it allows the addition of execution-secure applette operations, allowing a WaveMeter to function as a general purpose security chip in a personal computer and provide basic operations in hardware. And third, it provides commercial enhancements to the performance and security of the Great Stuff Network (the Company's Internet commerce website). Under the terms of the Aladdin license agreement, the Company is prohibited from using any other encryption technology for the first five years. This technology will be incorporated into the Wave System to facilitate pay-per-view content distribution. The Company acquired the license for this technology in exchange for $950,000 plus two warrants to purchase the Company's Class A common stock valued at approximately $2.9 million. The cost of this license was expensed as research and development costs. Aladdin also is provided a royalty payment of 5% to 9% of the Company's net content revenues. In connection with this agreement, Aladdin acquired an equity position in the Company by purchasing 500,000 shares of the Company's Class A common stock for $900,000, which approximated the fair market value of the shares on the date of purchase. Also, in July 1997, the Company entered into a joint venture with ITG to promote the use of the Wave System in Europe.

     The Company intends to continue to pursue strategic relationships with additional hardware manufacturers, including personal computer manufacturers, and companies involved in the commerce of electronic content both in North America and overseas. The Company also seeks to expand the role of the WaveMeter as a general security device in personal computers.

     Effective from the close of trading on October 24, 1997 the Company was delisted from The Nasdaq SmallCap Market. As a result, shares of the Company's Class A Common Stock are now traded on the OTC Bulletin Board. Until October 3, 1997 the Company had been listed on The Nasdaq National Market. Because the Company was unable to meet the minimum net tangible assets requirement of The Nasdaq National Market, the Company was delisted from The Nasdaq National Market. From October 3, 1997 to October 24, 1997, the Company was temporarily listed on The Nasdaq SmallCap Market. Continued listing on The Nasdaq SmallCap Market was dependent upon the Company meeting certain commercial objectives. The Company was unable to meet these objectives within the prescribed time period. The Company believes that not being listed on a national exchange or quotation system will have a material adverse effect on the price and liquidity of its securities and consequently its ability to raise capital in the future.

     Significant uncertainty currently exists with respect to the adequacy of current funds to support the Company's activities. This uncertainty will continue until a positive cash flow from operations can be achieved. Additionally, the Company is uncertain as to the availability of financing from other sources to fund any cash deficiencies. These uncertainties raise doubt about the Company's ability to continue as a going concern. In order to reduce these uncertainties, the Company is currently evaluating additional financing options and may therefore elect to raise capital, from time to time, through equity or debt financings in order to capitalize on business opportunities and market conditions and insure the continued development of the Company's technology, products and services. However, there can be no assurance that the Company can raise the additional financing.

     As of October 19, 1997, the Company became obligated to redeem for approximately $465,000 all of the outstanding shares of the Series A Redeemable Preferred Stock issued to a certain individual pursuant to the terms of the Restated Certificate of Incorporation. As of April 14, 1998, no demand for redemption has been made.

     The Company presently has no material commitments for capital expenditures. However, in order to bring the Wave System to market, the Company anticipates spending additional amounts on inventory items such as computer chips and boards, additional hardware and related materials. Such spending will vary based on the Company's performance.

     The Company was incorporated in Delaware under the name Indata Corp. on August 12, 1988. The Company changed its name to Cryptologics International, Inc. on December 4, 1989. The Company further changed its name to Wave Systems Corp. on January 22, 1993. The Company's principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238 and the telephone number of the Company is (413) 243-1600.

     The Company is a development stage company and has realized minimal operating revenues since its inception. At December 31, 1997 the Company had an accumulated deficit of approximately $45 million. There can be no assurance that the Company will be successful in achieving commercial acceptance of the Wave System.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

STATEMENT OF OPERATIONS DATA:

                                                                                              PERIOD FROM
                                                                                              FEBRUARY 12,
                                                                                                  1998
                                                                                              (INCEPTION)
                                                                                                THROUGH
                                              YEAR ENDED DECEMBER 31                          DECEMBER 31
                       --------------------------------------------------------------------   ------------
                           1997          1996          1995          1994          1993           1997
                       ------------   -----------   -----------   -----------   -----------   ------------
Net Revenues.........  $     10,712   $     1,458   $        --   $             $             $     12,170
Operating expenses...    14,788,164     8,869,642     7,404,920     4,193,649     3,906,480     46,841,205
License fee..........     1,000,000                                                              1,000,000
Net loss.............   (13,897,794)   (8,683,815)   (6,832,866)   (4,271,501)   (3,959,334)   (45,324,463)
Accrued dividends on
  preferred stock
  (including accre-
  tion of assured in-
  cremental yield on
  preferred stock of
  $1,673,000 in 1997
  and $670,965 in
  1996)..............     2,482,982       870,579        40,600        39,484        38,467      3,478,495
Net loss to common
  stockholders.......  $(16,380,776)  $(9,554,394)  $(6,873,466)  $(4,310,985)  $(3,997,801)  $(48,802,958)
                       ============   ===========   ===========   ===========   ===========   ============
Weighted average
  number of common
  shares out-
  standing during the
  period.............    20,943,748    14,956,584    13,794,373    10,503,621     8,659,841      9,777,559
Loss per common
  share..............  $       (.78)  $      (.64)  $      (.50)  $      (.41)  $      (.46)  $      (4.99)
                       ============   ===========   ===========   ===========   ===========   ============

BALANCE SHEET DATA:

                                                                DECEMBER 31, 1997
                                                                -----------------
Working Capital (Deficiency)................................      $ (1,191,165)
Total Assets................................................      $  1,678,213
Series A Cumulative Redeemable Preferred Stock..............      $    471,601
Deficit Accumulated During Development......................      $(45,324,463)
Total Stockholders' Equity (Deficiency).....................      $   (743,274)

                                  RISK FACTORS

     An investment in the Class A Common Stock involves the following risks, which, together with other matters set forth in this Prospectus, should be carefully considered by investors prior to any purchase of the Class A Common Stock.

MINIMAL REVENUES: ABILITY TO CONTINUE AS A GOING CONCERN

     The Company has recognized minimal revenues to date, has experienced significant losses and negative cash flow from operations since its inception. As of December 31, 1997 the Company had a deficit accumulated during the development stage of approximately $45 million and a working capital deficit of $1,191,165. The Company's independent auditors have included an explanatory paragraph in their report on the Company's consolidated financial statements as of December 31, 1997, and 1996, and for each of the years in the three year period ended December 31, 1997 and for the period from February 12, 1988 (inception) to December 31, 1997 which paragraph expresses substantial doubt about the Company's ability to continue as a going concern.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

     The Company anticipates that its existing capital resources, including the net proceeds from the sale of the Series G Preferred Stock, will be adequate to satisfy its capital requirements into June, 1998. The Company's long-term capital requirements will depend upon many factors, including, but not limited to, the rate at which the Company's strategic partners incorporate the Wave System into their products, the market acceptance of such products, the levels of promotion and advertising required to launch such products and attain a competitive position in the marketplace, the extent to which the Company invests in technology, and the response of competitors to the products based upon the Company's technology.

     In order to continue operations, the Company will need to raise additional funds through public or private financings. The Company does not have any other current commitment to obtain additional funds and is unable to state the amount or potential source of such additional funds. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company or its stockholders. If adequate funds are not available to satisfy either short- or long-term capital requirements, the Company may be required to curtail its operations significantly or to obtain funds through arrangements with strategic partners or others that may require the Company to relinquish material rights to certain of its technologies or potential markets.

EFFECT OF DE-LISTING FROM NASDAQ ON LIQUIDITY AND ABILITY TO RAISE CAPITAL

     Effective from the close of trading on October 24, 1997 the Company was delisted from The Nasdaq SmallCap Market. As a result, shares of the Company's Class A Common Stock are now traded on the OTC Bulletin Board. Until October 3, 1997 the Company had been listed on The Nasdaq National Market. Because the Company was unable to meet the minimum net tangible assets requirement of The Nasdaq National Market, the Company was delisted from The Nasdaq National Market. From October 3, 1997 to October 24, 1997, the Company was temporarily listed on The Nasdaq SmallCap Market. Continued listing on The Nasdaq SmallCap Market was dependent upon the Company meeting certain commercial objectives. The Company was unable to meet these objectives within the prescribed time period. The Company believes that not being listed on a national exchange or quotation system will have a material adverse effect on the price and liquidity of its securities and consequently its ability to raise capital in the future.

DEVELOPMENT STAGE COMPANY; NEED FOR ACCEPTANCE OF THE COMPANY'S TECHNOLOGY

     The Company is a development stage company and is subject to all of the risks inherent in the establishment of a new business enterprise. To address these risks, the Company must, among other things, establish technical feasibility and complete development of its technology, respond to competitive developments, continue to attract, retain and motivate qualified personnel, and successfully market its technology.

     The Company's licensed technology is incorporated into the WaveMeter which has the capability to retrieve encrypted electronic data and record each usage. The Company is in the early stages of product introduction. Transaction processing of all transactions recorded by the WaveMeter will be conducted by WaveNet. There can be no assurance that WaveNet will be able to successfully process all of its transactions.

     The Company will depend upon a number of strategic partners to adapt their technology to the Wave System and market the Wave System to consumers of electronic content. The Company must therefore be successful in achieving acceptance of its technology by its strategic partners. Even if the Company's technology is accepted by its strategic partners, the ultimate success of the Wave System will depend upon its acceptance by consumers of electronic content. There can be no assurance that the Wave System will be accepted by consumers or that, if accepted, it will be accepted at a sufficient level to ensure continued acceptance of the Wave System.

     There are a number of commercial and technological objectives that the Company must meet in order for the Company's systems to achieve commercial feasibility. These include, without limitation, formalizing strategic relationships with hardware producers to include the WaveMeter in their product lines, to build a sufficient base of WaveMeters to achieve average revenue per home sufficient to maintain operations and to attract content owners to the Wave System. The Company has incorporated persistent encryption technology for executable electronic content into the Wave System. This would permit consumers to rent or rent-to-own executable electronic content through the Wave System. There can be no assurance that the Company will be successful in achieving any or all of these objectives.

RAPID TECHNOLOGICAL CHANGE; NEW PRODUCT INTRODUCTIONS

     The market for the Company's technology is characterized by rapidly changing technology and frequent new product introductions. Even if the Company's technology gains initial market acceptance, the Company's success will depend, among other things, upon its ability to enhance its product offerings and to develop and introduce new products and services that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. There can be no assurance that the Company will be able to identify, develop, manufacture, market or support new products or deploy new services successfully, that such new products or services will gain market acceptance, or that the Company will be able to respond effectively to technological changes or product announcements by competitors. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements or any significant delays in product development or introductions could result in a loss of market share or revenues.

DEPENDENCE ON CD-ROM, INTERNET AND BROADBAND MARKETS

     Although the Company believes that its system is adaptable to all significant present modes for the delivery of electronic content, the Company believes that its technology is particularly well-suited for the CD-ROM, Internet and broadband markets and that growth in the CD-ROM, Internet and broadband markets will facilitate and enhance the acceptance of the Company's technology. There can be no assurance that the CD-ROM, Internet and broadband markets will continue to grow or that the CD-ROM, Internet and broadband technologies will not be replaced by other information and software distribution and access technologies.

COMPETITION

     The Company operates in a highly competitive and fragmented environment that is characterized by rapidly evolving technology. Many of the Company's competitors and potential competitors have substantially greater financial and technical resources than the Company. Also, many current and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share or product acceptance to the Company's detriment. The Wave System competes with conventional information delivery systems, such as on-line services, subscription services on CD-ROM, and services on the Internet. However, the Company believes that its metering capability is competitive with other electronic content delivery systems in a number of applications due to its superior protection against unauthorized usage, accurate and detailed information on content usage, and transparent operation. Further, provided that the Company is successful in incorporating the rental and rent-to-own functionality into the Wave System, the Company believes that it will be competitive with existing distribution systems, including traditional retail outlets for entertainment and educational software, due to its ability to offer these innovative merchandising mechanisms.

     The Company is aware of other metering systems which compete directly with Wave, and other current and evolving technologies that provide some of the functionality of the Wave System. There are other companies that have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products in the field of electronic content distribution. Some of those technologies may have an entirely different approach or means of accomplishing the desired effects of the products being developed by the Company. There can be no assurance that either existing or new competitors will not develop products that are superior to or that otherwise achieve greater market acceptance than the Company's products.

     The Wave System is subject to competition from producers of hardware-based controllers such as dongles and software unlocking systems. The Company will compete with well-established producers of dongle-based software unlocking systems such as Rainbow Technologies, Inc. The Company also competes with developers of software unlocking systems such as Portland Software. The Company believes that the Wave System is superior to existing hardware-based and software unlocking systems in several ways. These systems control the use of electronic content but are very limited in their ability to measure and record usage information. The Company believes that the Wave System offers superior protection from unauthorized usage, low operating costs (because it does not require constant communication with and authorization from a centralized processor), and fast operation that is convenient and essentially transparent to the end user. Both hardware controllers and software unlocking systems offer only part of the functionality of the Wave System. Distinct from the existing software unlocking systems, WaveNet provides centralized back-office support to owners of electronic content.

     Many large information industry players are forming alliances and attempting to capitalize on the information delivery options offered by the Internet. In electronic content delivery via the Internet, the Wave System competes with electronic commerce payment technologies developed and offered by IBM infoMarket(R) Service, Broadvision Inc., Connect, Inc., CyberCash, Inc., DigiCash and Open Market, Inc. However, the Company believes that many of the electronic commerce payment technologies may be used as acceptable currency through the Wave System and may be complementary to, rather than competitive with, the Wave System. The Company is also aware of other companies, such as TestDrive Corporation, Release Software Corporation and IBM Cryptolopes(R), that provide electronic content encryption functionality for transmission of electronic content over the Internet. The Company believes that the Wave System is superior to currently available electronic content encryption technologies due to the high level of security and usage reporting capabilities of the WaveMeter.

     The Company believes that the interoperability of the Wave System with currently available and developing distribution media makes the Wave System attractive to both distributors and consumers of electronic content. A consumer with an installed WaveMeter will be able to purchase Wave-enabled content from sources on CD-ROM and/or the Internet, as well as from sources distributing electronic content on other developing media such as broadband. In addition, with the incorporation of the rental and rent-to-own functionality, the Wave System will offer greater merchandising flexibility than is possible using currently available electronic commerce solutions. There can be no assurance that the Wave System will achieve the broad-based acceptance necessary to make the system a viable competitor with currently existing and developing electronic commerce solutions.

DEPENDENCE ON STRATEGIC PARTNERS

     The Company is dependent on strategic partners in the development of a sufficient installed base of WaveMeters to attract content providers to the Wave System. The Company is dependent on semiconductor companies to manufacture functioning WaveMeters in sufficient numbers and at a low enough cost to enable the Company to convince hardware manufacturers to incorporate the WaveMeters into hardware they manufacture or retrofit. The Company is dependent on electronic content owners to modify their products to be used with the WaveMeters and to charge for their products on a per-use basis. Such companies may choose not to utilize the Company's technology and could develop or market products or technologies that compete directly with the Company. Moreover, there can be no assurance that these third parties will commit the resources necessary to the successful commercialization of the Company's technology. The Company expects that these strategic partners will develop their products on schedule. However, any delay would have a material adverse impact on the ability of the Company to introduce and achieve commercialization of its systems. The Company has not concluded definitive agreements with many of its strategic partners, and there can be no assurance that the Company will be successful in entering into definitive agreements or that the terms of such agreements will be satisfactory to the Company. Most of these agreements will provide for the sharing by the Company of its revenues with its strategic partners.

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its future success will be dependent upon the continued service of its key technical and management personnel and on its ability to attract and retain highly skilled technical, management, sales and marketing personnel. The Company is particularly dependent on the skills and contributions of several key individuals, including Peter J. Sprague and Steven Sprague, each of whom may voluntarily terminate employment with the Company at any time and whose departure would have a material adverse effect on the Company's business. The Company does not have "key person" life insurance policies on any of its employees. The industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that the Company's current employees will continue to work for the Company or that the Company will be able to obtain the services of additional personnel necessary for the Company's growth.

PROPRIETARY RIGHTS AND LICENSES AND INTELLECTUAL PROPERTY

     The Company's success depends, in part, on its ability to enjoy or obtain protection for its products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that any issued patent owned or licensed by the Company affords adequate protection to the Company or will not be challenged, invalidated, infringed or circumvented. Furthermore, there can be no assurance that the Company's activities will not infringe patents owned by others.

     In addition, the Company may be required to obtain licenses to patents or other proprietary rights of third parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company is required to and does not obtain such licenses it would be prevented from, or encounter delays in the development and marketing of, its products and technologies while it attempted to design around such patents or other rights and there can be no assurance that such attempts would be successful. Failure to obtain such licenses or to design around such patents or other rights would have a material adverse effect on the Company.

     The Company holds non-exclusive patent rights relating to the metered use of encrypted data in local memory under a limited license (the "License Agreement") from Titan Corporation ("Titan") to a patent (the "Licensed Patent") jointly held by Titan and a third party. This License Agreement restricts Wave from metering information produced and used solely by a government entity or producing products that meter this information. In addition, the License Agreement is subject to the rights of the joint owner of the Licensed Patent, who has the right to exploit, or to license to third parties, the Licensed Patent, including in a manner competitive with the Company. There can be no assurance that the joint owner of the Licensed Patent will not compete with the Company or license the Licensed Patent to a competitor of the Company, or that the Company's business will not exceed the scope of the License Agreement. Pursuant to the License Agreement, the Company is obligated to pay certain royalties to Titan. Pursuant to the License Agreement, the Company has granted to Titan the exclusive right to use the Company's patents for products distributed to government entities. On February 28, 1997 the Company and Titan executed an addendum to the License Agreement whereby the Company received a sole license to the Licensed Patent to develop and distribute products to the in-home consumer microcomputer market segment. Under this addendum to the License Agreement, Titan waived any and all defaults by Wave under the License Agreement occurring prior to February 28, 1997.

     The Company is aware of four United States patents (the "Third Party Patents") each having some claims that are similar to some of the claims in the Licensed Patent. Based upon information currently known to the Company, some of the claims of both the Licensed Patent and the Third Party Patents cover certain material aspects of the Company's technology. Therefore, the commercialization of the Company's technology would be subject to the rights of the holder of the Third Party Patents unless the Company is able to invalidate or license such claims. Also, the holder of the Third Party Patents or a licensee of the Third Party Patents could seek to invalidate such claims of the Licensed Patent and therefore be able to commercialize a technology similar to the Company's technology. In either case, in order to invalidate the other party's patent rights, the party claiming invalidity might need to prove that it invented the claimed subject matter prior to the other party. There can be no assurance that the Company would be successful in invalidating such claims of the Third Party Patents or that the holder of the Third Party Patents or a licensee of the Third Party Patents would not be successful in invalidating such claims of the Licensed Patent. There also can be no assurance that the Third Party Patents could be proven to be invalid on any other basis. Any proceeding involving the validity of the Licensed Patent and the Third Party Patents would be protracted and costly. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence.

     If the Third Party Patents are not invalid insofar as their claims relate to the Company's technology, then the Company would require a license from the holder of the Third Party Patents to commercialize its technology and make, use, or sell products or practice methods, or license others to sell products or use methods, utilizing the technology in the United States. Due to the uncertainty as to whether the Third Party Patents could be proved to be invalid, the Company has engaged in preliminary negotiations with the holder of the Third Party Patents to obtain a license under the Third Party Patents. The negotiations have so far not produced any agreement and there can be no assurance that a license will be obtainable on acceptable terms, if at all. The inability to obtain a license, if needed, on commercially reasonable terms would have a material adverse effect on the Company's business and its future operations.

     The Company has been issued three United States patents relating to encryption and to the Company's proprietary WaveMeter(R) and WaveNet(R) technology. The Company also has one patent pending before the United States Patent Office and three corresponding foreign patent applications pending before the European Patent Office (collectively, the "Wave Patents"). The Wave Patents are material to protecting certain of the Company's technology. The Company's rights to the Wave Patent derive from a license, amended and restated in February 1994, from Mr. Peter J. Sprague, Chairman and Chief Executive Officer of the Company, of his rights in the Wave Patents (the "Amended License Agreement"), and several agreements with former officers of the Company regarding their rights in the Wave Patents. The Amended License Agreement provides for royalty payments to be made to Mr. Peter J. Sprague and Mr. John R. Michener, a former officer of the Company, in the aggregate amount of two percent of gross revenues less certain adjustments as defined in the Amended License Agreement. The royalty payment is to be apportioned 75 percent to Mr. Peter J. Sprague and 25 percent to Mr. John R. Michener. Payment of royalties is secured by a security interest in and to the Wave Patents. The Company believes that the agreements as a whole provide it with exclusive rights under the Wave Patents. There can be no assurance that the Company will enjoy exclusive rights to the Wave Patents under such agreements.

     On January 26, 1996, the Company received notice from E-Data Corporation (formerly Interactive Gift Express, Inc.), claiming that the Company's practice of its technology infringes U.S. and foreign patents owned by E-Data Corporation, and offering to license such patents to the Company. The Company is currently obtaining information needed to investigate the merits of this claim. The Company believes that there is a viable argument for non-infringement. The patents owned by E-Data Corporation are currently being litigated by third parties. The Company is not involved in these proceedings.

     The Company relies on trade secrets and proprietary know-how, which it protects, in part, by confidentiality agreements with its employees and contract partners. However, there can be no assurance that the Company's confidentiality agreements will not be breached or that the Company would have adequate remedies for any breach. There can be no assurance that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

     The Company also relies on copyright to prevent the unauthorized duplication of its software and hardware products. The Company has and will continue to protect its software and its copyright interest therein through agreements with its consultants. The Company also plans to seek protection for its semiconductor integrated circuit designs under mask work laws. Existing copyright and mask work laws afford only limited protection, particularly in certain jurisdictions outside the United States where the Company may seek to market its products and services. There can be no assurance that the copyright laws or mask work laws will adequately protect the Company's technology.

     The Company has registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter(R) and WaveNet(R) and intends to apply for additional name and logo marks in the United States and foreign jurisdictions as appropriate. No assurance can be given that federal registration of any of these trademarks in the United States will be granted. The Company has abandoned its prior applications for DataWave, InfoWave, and WaveTrac.

INTERNATIONAL MARKET

     The Company's technologies are controlled under various United States export control laws and regulations and will require export licenses for certain exports outside of the United States and Canada. The Company has received full export license from the U.S. Department of Commerce for the sale and export of the Company's single-key DES products. The Company has also received an export license for its triple-key DES products under the provisions of a License Exception KMI granted by the Bureau of Export Administration of the U.S. Department of Commerce. There can be no assurance that the Company will have patent protection or that it will not infringe patents of third parties in foreign jurisdictions. Because electronic monitoring and the transmission of audited usage and financial information on end users or payment instructions may be subject to varying statutory or regulatory controls in foreign jurisdictions, there can be no assurance that the use of all portions of the Wave System will be permitted in any particular foreign jurisdiction.

CONFLICTS OF INTEREST

     The Company's Board of Directors has included, and is likely to include in the future, representatives of the Company's strategic partners. It is possible that the corporations represented by such directors may be in direct or indirect competition with the Company or among themselves, including competition with respect to certain business strategies and transactions that the Company may propose to undertake. Although the affected directors may abstain from voting on matters in which the interests of the Company and the corporations they represent are in conflict, the presence of potential or actual conflicts could affect the process or outcome of Board deliberations and no policies, procedures or practices have been adopted by the Company to reduce or avoid such conflicts. There can be no assurance that such conflicts of interest will not materially adversely affect the Company.

VOTING RIGHTS; CONTROL BY EXISTING STOCKHOLDERS

     The Company's Common Stock is divided into two classes with different voting rights, which allows for the maintenance of control of the Company by the holders of the Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of the Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Both classes vote together as a single class on all matters, except where class voting is required by the Delaware General Corporation Law ("DGCL"), which would apply, among other situations, to a vote on any proposal to modify the voting rights of the Class B Common Stock. Upon conversion of the Series G Preferred Stock and upon the exercise of the warrants, the Company's executive officers and directors and entities affiliated with them will have approximately 10% of the combined voting power of the outstanding capital stock (approximately 29% in those circumstances where holders of Class B Common Stock have five votes per share).

     The disproportionate voting rights of Class A Common Stock relative to the Class B Common Stock could have an adverse effect on the market price of the Class A Common Stock. Such disproportionate voting rights may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by a majority of the holders of the Class A Common Stock.

ANTI-TAKEOVER PROVISIONS

     In addition to the voting rights granted to the holders of Class B Common Stock, certain provisions of the Company's Restated Certificate of Incorporation and Bylaws, as well as the ability of the Board of Directors to issue shares of preferred stock without further vote or action by the stockholders, may have the effect of delaying, deferring or preventing a change in control of the Company. In addition, Section 203 of the DGCL restricts certain business combinations with any "interested stockholder" as defined in such law. This statute may delay, defer, or prevent a change in control of the Company.

VOLATILITY OF STOCK PRICE

     Factors such as announcements of the introduction of new products by the Company or its competitors, market conditions in the technology and emerging growth company sectors and rumors relating to the Company or its competitors may have a significant impact on the market price of the Class A Common Stock. In addition, the stocks of many technology companies have experienced extreme price and volume fluctuations which reflect market conditions for technology and emerging growth stocks generally and have often been unrelated to the operating performance of specific companies. These market fluctuations may adversely affect the price of the Class A Common Stock.

ABSENCE OF DIVIDENDS

     The Company has neither declared nor paid any cash dividends on its Common Stock to date. The Company currently anticipates that it will retain all future cash earnings, if any, to fund the development and growth of its business and does not anticipate paying dividends on its Common Stock for the foreseeable future.

YEAR 2000 ISSUES

     The Company is in the process of evaluating its computer software and databases to determine whether or not modifications will be required to prevent problems related to the year 2000. At this time, it is not expected that modifying or replacing the Company's software and databases will have a material financial effect on the Company's financial position or results of operations in any given year. Year 2000 issues are not expected to affect the operations or sales of Wave products.

                          PRICE RANGE OF COMMON STOCK

     The Company made its initial public offering on August 31, 1994 at a price to the public of $5.00 per share. Until October 3, 1997, the Company's Class A Common Stock had been traded on The Nasdaq National Market tier of The Nasdaq Stock Market. From October 3, 1997 to October 24, 1997 the Company's Class A Common Stock was traded on The Nasdaq SmallCap Market. The Company's Class A Common Stock now trades on The OTC Bulletin Board under the symbol: WAVX. Except as provided below, the following table sets forth, for the periods indicated, the high and low closing sales prices per share for the Company's Class A Common Stock as reported by The Nasdaq National Market. For the period from October 24, 1997 to December 31, 1997 the following table sets forth the high and low bid quotations for the Company's Class A Common Stock obtained from Bloomberg Information Services, Inc. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. There is no established trading market for the Company's Class B Common Stock.

                                                                HIGH      LOW
                                                                -----    -----
Year Ended December 31, 1997
  First Quarter (January 1, 1997- March 31, 1997)...........    $3.00    $1.56
  Second Quarter (April 1, 1997- June 30, 1997).............    $1.81    $1.25
  Third Quarter (July 1, 1997- September 30, 1997)..........    $2.00    $0.94
  Fourth Quarter (October 1, 1997- October 23, 1997)........    $1.94    $1.06
  Fourth Quarter (October 24, 1997- December 31, 1997)......    $2.00    $0.63

                                                                HIGH      LOW
                                                                -----    -----
Year Ended December 31, 1996
  First Quarter (January 1, 1996- March 31, 1996)...........    $4.44    $2.63
  Second Quarter (April 1, 1996- June 30, 1996).............     3.81     1.88
  Third Quarter (July 1, 1996- September 30, 1996)..........     2.56     1.19
  Fourth Quarter (October 1, 1996- December 31, 1996).......     3.53     1.00

     As of March 25, 1998, there were approximately 217 holders of the Company's Class A Common Stock. As of such date, there were 92 holders of the Company's Class B Common Stock.

     The Company has never declared or paid any cash dividends on its capital stock. The Company currently anticipates that it will retain all future earnings, if any, to fund the development and growth of its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

                                USE OF PROCEEDS

     The Selling Security Holders will receive all of the net proceeds from the Class A Common Stock sold pursuant to this Prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data with respect to the Company as of the end of and for each of the years in the five-year period ended December 31, 1997, and for the period from February 12, 1988 (inception) through December 31, 1997. The selected consolidated financial data as of December 31, 1996 and 1997 and for each of the years in the five-year period ended December 31, 1997 have been derived from and should be read in conjunction with the consolidated financial statements of the Company and the accompanying report of KPMG Peat Marwick LLP, appearing elsewhere herein, which report contains an explanatory paragraph that states that the Company's recurring losses from operations since inception raise substantial doubt about the entity's ability to continue as a going concern. The Consolidated Financial Statements do not include any adjustments that might result from the outcome of that uncertainty.

                          STATEMENT OF OPERATIONS DATA

                                                                                                     PERIOD FROM
                                                                                                     FEBRUARY 12,
                                                                                                         1988
                                                                                                     (INCEPTION)
                                                                                                       THROUGH
                                                     YEAR ENDED DECEMBER 31                          DECEMBER 31
                              --------------------------------------------------------------------   ------------
                                  1997          1996          1995          1994          1993           1997
                              ------------   -----------   -----------   -----------   -----------   ------------
Net Revenues................  $     10,712   $     1,458   $        --   $             $             $     12,170
                              ------------   -----------   -----------   -----------   -----------   ------------
Operating expenses:
Selling, general and
  administrative............     7,983,151     5,560,620     4,080,185     2,432,283     2,251,094     27,436,506
Write-off of Goodwill.......       769,886            --                                        --        769,886
Aladdin Technology License
  Expense...................     3,889,000                                                      --      3,889,000
Research and development....     2,146,127     3,309,022     3,324,735     1,761,366     1,655,386     14,745,813
                              ------------   -----------   -----------   -----------   -----------   ------------
                                14,788,164     8,869,642     7,404,920     4,193,649     3,906,480     46,841,205
                              ------------   -----------   -----------   -----------   -----------   ------------
Other income (expense):
Technology License Fee......     1,000,000            --            --            --            --      1,000,000
Net interest and other
  income (expense)..........      (120,342)      184,369       572,054       (77,852)      (52,854)       504,572
                              ------------   -----------   -----------   -----------   -----------   ------------
  Net loss..................   (13,897,794)   (8,683,815)   (6,832,866)   (4,271,501)   (3,959,334)   (45,324,463)
Accrued dividends on
  preferred stock...........       809,982       199,614        40,600        39,484        38,467      1,134,530
                              ------------   -----------   -----------   -----------   -----------   ------------
Assured incremental yield on
  preferred stock...........     1,673,000       670,965            --            --            --      2,343,965
                              ------------   -----------   -----------   -----------   -----------   ------------
Net loss to common
  stockholders..............  $(16,380,776)  $(9,554,394)  $(6,873,466)  $(4,310,985)  $(3,997,801)  $(48,802,958)
                              ============   ===========   ===========   ===========   ===========   ============
Weighted average number of
  common shares outstanding
  during the period.........    20,943,748    14,956,584    13,794,373    10,503,621     8,659,841      9,777,559
Loss per common share.......  $       (.78)  $      (.64)  $      (.50)  $      (.41)  $      (.46)  $      (4.99)
                              ============   ===========   ===========   ===========   ===========   ============

                               BALANCE SHEET DATA

                                                           AS OF DECEMBER 31
                                  -------------------------------------------------------------------
                                     1997          1996          1995          1994          1993
                                  -----------   -----------   -----------   -----------   -----------
Working capital (deficiency)....   (1,191,165)    3,197,519     5,458,512    12,463,502    (1,453,950)
Total assets....................    1,678,213     6,237,219     7,754,042    13,766,864       918,303
Long-term liabilities...........           --       465,500            --            --            --
Series A Cumulative
  Redeemable Preferred Stock....      471,601       432,334       390,534       349,934       310,450
Series B Cumulative
  Convertible Preferred Stock...          -0-       195,520            --            --            --
Series C Cumulative
  Convertible Preferred Stock...          -0-     2,647,742            --            --            --
Deficit accumulated during the
  development stage.............  (45,324,463)  (31,426,669)  (22,742,854)  (15,909,988)  (11,638,487)
Total stockholders' equity
  (deficiency)..................     (743,274)    1,558,960     6,152,730    12,549,785    (1,388,397)

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Wave Systems Corp. ("Wave" or the "Company") has completed a transition from a company focused principally on research and development of new technology to a company focused on the commercialization of its technology through licensing and product sales. Since its inception in February of 1988, the Company has devoted substantially all of its efforts and resources to research, feasibility studies, design, development and market testing of the Wave System. During this period, the Company designed and successfully developed its proprietary integrated circuit technology, WaveMeter, WaveNet and other necessary components of the Wave System. During 1996 the Company devoted substantial efforts and resources to designing and developing the technology required to make the Wave System compatible with the distribution of electronic content on the Web. Concurrent with its research and development activities, the Company has devoted increased resources to market development and other related activities. During 1997 the Company established relationships with IBM and Aladdin Knowledge Systems, Ltd. as well electronic content companies such as Psygnosis, GT Interactive Software Corp., and Red Storm Entertainment Corp. The Company also received a license fee of $1 million pursuant to a joint venture and licensing agreement with Internet Technology Group, PLC ("ITG"), a United Kingdom company. The Company also entered into a joint venture with ITG to promote the use of the Wave System in Europe. From inception through December 31, 1997, the Company has realized only minimal operating revenues, and does not anticipate significant revenues in the near future. There are numerous risks that could adversely affect the Company's efforts to achieve profitability.

     The Company is a development stage company and has recognized minimal revenues to date and experienced significant losses and negative cash flow from operations since its inception. As of December 31, 1997 the Company had a deficit accumulated during the development stage of approximately $45 million and a working capital deficit of $1,191,165. The Company's independent auditors have included an explanatory paragraph in their report on the Company's consolidated financial statements as of December 31, 1997, and 1996, and for each of the years in the three year period ended December 31, 1997 and for the period from February 12, 1988 (inception) to December 31, 1997 which paragraph expresses substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be successful in achieving commercial acceptance of the Wave System.

RESULTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1997 AND 1996

     For the years ended December 31, 1997 and December 31, 1996 the Company had only minimal operating revenues.

     Selling, general and administrative expenses for the year ended December 31, 1997 were $7,983,151 as compared with $5,560,620 for 1996. The increase in selling, general and administrative expenses was primarily attributable to development and marketing of new applications of the Company's technology as well as accrued expenses related to the ITG Joint Venture Agreement, and bonuses and salary increases.

     In the third quarter of 1997 the Company wrote off approximately $770,000 of goodwill recorded for the Win acquisition because the Company was uncertain as to whether the anticipated future operations of the business would be sufficient to justify the carrying value.

     Research and development expenses for the year ended December 31, 1997 were $2,146,127 as compared with $3,309,022 for 1996. The decrease in research and development expenses is attributable in part to the agreement with Aladdin whereby Wave licensed Aladdin's Hasp technology for a share in content revenues as well as cash and warrants totaling $3,889,000. More generally, the decrease in research and development is attributable to the shift in the focus of the Company from research and development to commercialization and marketing and personnel adjustments consequent thereto.

     In July of 1997, the Company entered into a joint-venture with Internet Technology Group, PLC (ITG), a United Kingdom Internet service provider. Pursuant to the joint venture agreement, the Company will receive a license fee of up to $5 million in exchange for the joint venture's right to market the Wave technology in European and Middle Eastern markets. During the third quarter of 1997, the Company received $1.0 million from the joint venture representing partial payment of the license fee, with the remaining payment to be made upon the Company's attaining certain milestones related to the number of Wave Meters distributed. The amount received was recorded as deferred license fee income in the third quarter as it was uncertain whether the Company had met the contractual requirements required in order to have earned the first payment. During the fourth quarter of 1997, the Company met these requirements and recorded the $1 million as a license fee. Also, the Company accrued $490,000 in the fourth quarter for expenses related to the Company's obligation to assist the joint venture in setting up the Wave system in the designated markets. These costs are included in selling, general and administrative expense.

     Net interest expense for the year ended December 31, 1997 was $120,342 as compared with net interest income of $184,369 for 1996. Interest income of $55,282 for the year ended December 31, 1997 was attributable to the interest earned on proceeds from the issuance of convertible preferred stock of the Company in May of 1996. Interest income of $194,766 for the year ended December 31, 1996 was attributable to the interest earned on proceeds from the issuance of convertible preferred stock of the Company in May of 1996. The Company held no marketable securities at December 31, 1997.

     Due to the reasons set forth above, the Company's net loss was $13,897,794 for the year ended December 31, 1997, as compared with $8,683,815 for 1996.

YEARS ENDED DECEMBER 31, 1996 AND 1995

     For the year ended December 31, 1996 the Company had only minimal operating revenues. For the year ended December 31, 1995, the Company had no operating revenues.

     Selling, general and administrative expenses for the year ended December 31, 1996 were $5,560,620, as compared with $4,080,185 for 1995. The increase in selling, general and administrative expenses was primarily attributable to an increase in personnel and other related costs associated with the development and marketing of new applications of the Company's technology.

     Research and development expenses for the year ended December 31, 1996 were $3,309,022 as compared with $3,324,735 for 1995. The increase in research and development expenses consisted primarily of costs associated with the design and development of the Company's ASIC, including non-recurring engineering costs and prototype purchases, the design and development of WaveNet and the development and implementation of WINPublish and WINPurchase.

     Net interest income for the year ended December 31, 1996 was $184,369 as compared with net interest income of $559,334 for 1995. Interest income of $194,766 for the year ended December 31, 1996 was attributable to the interest earned on marketable securities purchased with proceeds from the issuance of convertible preferred stock of the Company in May of 1996. Interest expense of $10,397 for the year ended December 31, 1996 was primarily attributable to short-term working capital loans.

     Due to the reasons set forth above, the Company's net loss was $8,683,815 for the year ended December 31, 1996, as compared with $6,832,866 for 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has experienced net losses and negative cash flow from operations since its inception, and, as of December 31, 1997 had a deficit accumulated during the development stage of approximately $45 million. The Company has financed its operations through December 31, 1997 principally through the private placement of Class B Common Stock for an aggregate amount of $6,201,931 (before deduction of expenses incurred in connection therewith), the issuance of $2,873,250 in aggregate principal amount of its 10% Convertible Notes and 15% Notes (of which $2,098,250 was converted into Class B Common Stock), the sale of 3,728,200 shares of its Class A Common Stock in an initial public offering raising approximately $15,711,000 after all expenses, the private placement of 800,000 shares of Class A Common Stock and warrants raising $800,000 (before deduction of expenses incurred in connection therewith), and the private placements of convertible preferred stock for an aggregate amount of $10,350,000 (before deduction of expenses incurred in connection therewith). In addition, the Company has attempted to reduce cash flow requirements by compensating key employees, consultants, suppliers and other vendors with Common Stock and options to purchase Common Stock.

     At December 31, 1997, the Company had approximately $759,000 in cash and cash equivalents. The Company held no marketable securities at December 31, 1997. At December 31, 1996, the Company had approximately $4,064,000 in cash and cash equivalents. The Company held no marketable securities at December 31, 1996. The decrease in cash and cash equivalents is attributable to the net cash used in operations, partially offset by the issuance of preferred and common stock of the Company. At December 31, 1997, the Company had a working capital deficiency of approximately $1,191,165. The Company expects to incur substantial additional expenses resulting in significant losses at least through the period ending December 31, 1998 due to minimal revenues associated with initial market entry, continued research and development costs as well as increased sales and marketing expenses associated with market testing and roll-out. The Company anticipates that its existing capital resources will be adequate to satisfy its capital requirements into the second quarter. In order to continue operations, however, the Company will need to raise additional funds through public or private financings. In March 1998 the Company issued 150,000 shares of newly created Series G Convertible Preferred Stock for an aggregate price of $3,000,000. The Company has no current commitment to obtain additional funds and is unable to state the amount or source of such additional funds.

     Significant uncertainty currently exists with respect to the adequacy of current funds to support the Company's activities. This uncertainty will continue until a positive cash flow from operations can be achieved. Additionally, the Company is uncertain as to the availability of financing from other sources to fund any cash deficiencies. These uncertainties raise doubt about the Company's ability to continue as a going concern.

     The Company is currently evaluating financing options to raise additional capital, from time to time, through equity or debt financings in order to insure the continued development of the Company's technology, products and services. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company or its stockholders. If adequate funds are not available to satisfy either short- or long-term capital requirements, the Company may be required to curtail its operations significantly or to obtain funds through arrangements with strategic partners or others that may require the Company to relinquish material rights to certain of its technologies or potential markets.

     The Company presently has no material commitments for capital expenditures.

     As of December 31, 1997, the Company had available net operating loss carryforwards for Federal income tax purposes of approximately $36.9 million. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, the Company's net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50 percent of the Company occurs within any three-year period. The Company has made no determination concerning whether there has been such a cumulative change in ownership. However, the Company believes that it is likely that such a change in ownership occurred prior to or following the completion of its initial public offering.

     In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Under this concept, all revenues, expenses, gains and losses recognized during the period are included in income, regardless of whether they are considered to be results of operations of the period. SFAS 130, which becomes effective for the Company in its year ending December 31, 1998, is not expected to have a material impact on the consolidated financial statements of the Company.

     In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131, which becomes effective for the Company in its year ending December 31, 1998, is currently not expected to have a material impact on the Company's consolidated financial statements and footnote disclosures.

YEAR 2000 ISSUES

     The Company is in the process of evaluating its computer software and databases to determine whether or not modifications will be required to prevent problems related to the year 2000. At this time, it is not expected that modifying or replacing the Company's software and databases will have a material financial effect on the Company's financial position or results of operations in any given year. Year 2000 issues are not expected to affect the operations or sales of Wave products.

                                    BUSINESS

     Wave Systems Corp. ("Wave" or the "Company") has completed a transition from a company focused principally on research and development of new technology to a company focused on the commercialization of its technology through licensing and product sales. Since its inception in February of 1988, the Company has devoted substantially all of its efforts and resources to research, feasibility studies, design, development, and market testing of a system that meters the usage of electronic content (the "Wave System"). Electronic content refers to any data, graphic software, video or audio sequence that can be digitally transmitted. As its research and development activities matured, the Company was able to devote increased resources to market research, market development and other related activities. The Company has completed a shift in business focus that began in June 1996 toward development of the commercial and technical relationships required to establish an electronic content distribution network.

     The Company believes that the Wave System can fundamentally change how electronic content is consumed by providing more efficient and flexible pricing, greater protection against unauthorized usage and secure, low-cost, and accurate data on the usage of the electronic content. The Wave System enables the merchandising of electronic content at the point of purchase. This may increase the interest of consumers to sample electronic content that they are considering purchasing. The Wave System accurately and securely records information pertaining to the usage of the electronic content. The Wave System facilitates the payment of royalties to content providers and allows customized distribution of content to customers.

     The Wave System consists of many uniquely identified processors ("WaveMeters") that decrypt content on demand from end users. The WaveMeter is a proprietary application-specific integrated circuit, mounted on a printed circuit board, or which may become available as an add-in device in a stand-alone PC. The

WaveMeter allows transactions to occur without the expense of a real-time network connection for every transaction. The WaveMeter securely stores electronic funds and batched information about the usage of electronic content to be securely transmitted to a central transaction processing center ("WaveNet"). WaveNet manages encryption and decryption keys, processes credit and usage charges, automatically obtains credit authorization, calculates royalty distributions, and can provide user and usage data to electronic content owners. The Wave System is designed to be compatible with existing content delivery systems such as CD-ROM, the internet and Direct Broadcast Satellite. The Company views the acceptance by developers, distributors and consumers of entertainment and educational software as an important factor in the development of a broad installed base of WaveMeters. The Company further believes that once there is a broad installed base of WaveMeters, electronic content owners from other market segments are likely to be attracted to the Wave System. However, there can be no assurances that the Company will be successful in achieving any significant installed base of WaveMeters.

     In 1996 the Company developed a production software version of the WaveMeter that offers a subset of the features of the hardware version of the WaveMeter and has been implemented as part of the Company's internet commerce server (the "WaveMeter server"). The WaveMeter server supports a publishing service called WINPublish and a purchasing function called WINPurchase. Through WINPublish, an electronic content owner can sell encrypted content from its site on the Web to purchasers using the WINPurchase function. The company has commercialized this technology through its Internet commerce website, the Great Stuff Netork. To date, the company has recognized a minimal amount of revenue from this technology.

     In order to seek to achieve broad market acceptance of the Wave System, the Company pursues strategic relationships with major personal computer manufacturers and promotes the use of the Wave System to electronic content owners, particularly developers and distributors of entertainment and educational software. The Company believes that the compatibility with internet transmission provides the foundation for the broad acceptance of the Wave System. Specifically, the Company believes that the WaveMeter can be the foundation for a "client-side subscriber management system" that is independent of a delivery network. This means that content can be delivered on CD-ROM, Data Broadcast, Broadband and other forms of transmission. However, to date, the Company has not been successful in achieving any significant market acceptance of the Wave System.

     The Company believes it has made progress in pursuing its strategy to achieve broad market acceptance of the Wave System as a standard platform for commerce in electronic content. During 1997 the Company established relationships with IBM and Aladdin Knowledge Systems, Ltd. ("Aladdin"), as well as electronic content companies such as Psygnosis, GT Interactive Software Corp. and Red Storm Entertainment Corp. The Company also received a payment of $1 million pursuant to a joint venture agreement with Internet Technology Group, PLC ("ITG"), a United Kingdom company.

     Through a number of strategic relationships established in 1997, the Company enhanced the Wave System. The Company and Aladdin entered into a licensing agreement whereby in return for an equity position in Wave, Aladdin licensed its proprietary persistent encryption technology (the "Hasp technology"). The Hasp technology provided the Company with three distinct advantages. First, the Hasp technology provides a turn-key execution protection system for software applications that permits the option of software rental, which the Company believes will facilitate commerce in electronic content on a pay-per-use basis. Second, it allows the addition of execution-secure applette operations, allowing a WaveMeter to function as a general purpose security chip in a personal computer and provide basic operations in hardware. And third, it provides commercial enhancements to the performance and security of the Great Stuff Network (the Company's internet commerce website). Under the terms and the Aladdin license agreement, the company is prohibited from using any other encryption technology for the first five years. This technology will be incorporated into the Wave System to facilitate pay-per-view content distribution. The Company acquired the license for this technology in exchange for $950,000 plus two warrants to purchase the Company's Class A common stock valued at approximately $2.9 million. The cost of this license was expensed as research and development costs. Aladdin also is provided a royalty payment of 5% to 9% of the company's net content revenues. In connection with this agreement, Aladdin acquired an equity position in the Company by purchasing 500,000 shares of the Company's Class A common stock for $900,000, which approximated the fair market value of the shares on the date of purchase.

     In December 1997, the Company entered into a series of agreements ("the agreements") with IBM pursuant to which the Company and IBM agreed to explore ways to inexpensively incorporate the Company's WaveMeter chip into PC products and to support each other in achieving industry-wide adoption of the WaveMeter technology. Pursuant to the agreements, the Company must subsidize the incremental cost of using the Wave technology in IBM products. The total subsidy is capped at $30 million. The Company must also share varying percentages of its usage and advertising fee income that results from usage of any Wave technology distributed by IBM. In addition, the Company must provide user and technical service and support to IBM customers for the end-user application of Wave technology. Finally, the agreements provide for cash payments to IBM upon the attainment of certain milestones. The amount of such cash payments is based upon the appreciation of the Company's stock. The agreements do not obligate IBM to any product implementations and there can be no assurance that Wave and IBM reach a mutually acceptable means of incorporating WaveMeters into PC products at a reasonable cost.

     In July 1997, the Company entered into a joint venture with ITG to promote the use of the Wave System in Europe. The joint venture is owned 25% by the Company and 75% by ITG. The Company contributed its technical expertise and ITG contributed initial working capital and the commitment to fund all future working capital requirements of the joint venture. The objective of the joint venture company, Global Wave, Ltd., is to promote and commercialize the Wave technology in certain European and Middle Eastern markets. Pursuant to the joint venture agreement, the Company will receive a license fee of up to $5 million in exchange for the joint venture's right to market the Wave technology in European and Middle Eastern markets. The license fee will be paid by ITG as part of its commitment to fund the joint venture. During the third quarter of 1997, the Company received $1.0 million from the joint venture representing partial payment of the license fee, with the remaining payments to be made upon the Company's attaining certain milestones related to the number of Wave Meters distributed. During the fourth quarter of 1997, the Company met these requirements and recorded the $1 million as a license fee. Also the Company accrued $490,000 in the fourth quarter for expenses related to the Company's obligation to assist the joint venture in setting up the Wave system in the designated markets. In January 1998, the joint venture agreement was modified to extend the milestone dates and provide for the payment of an additional $750,000 of the $5 million license fee to the Company. The payment of $750,000 was received in January 1998. The remaining portion of the license fee will be paid in 1998 if the remaining milestones are achieved; however, there can be no assurance that the remaining milestones will be achieved. Also, at this time neither ITG nor the joint venture have the resources to fund the remaining payments.

     The Company intends to continue to pursue strategic relationships with additional hardware manufacturers, including personal computer manufacturers, and companies involved in the commerce of electronic content both in North America and overseas. The Company also seeks to expand the role of the WaveMeter as a general security device in personal computers.

     Significant uncertainty currently exists with respect to the adequacy of current funds to support the Company's activities. This uncertainty will continue until a positive cash flow from operations can be achieved. Additionally, the Company is uncertain as to the availability of financing from other sources to fund any cash deficiencies. These uncertainties raise doubt about the Company's ability to continue as a going concern.

     In order to reduce these uncertainties, the Company is currently evaluating additional financing options and may therefore elect to raise capital, from time to time, through equity or debt financings in order to capitalize on business opportunities and market conditions and insure the continued development of the Company's technology, products and services. However, there can be no assurance that the Company can raise the additional financing.

     As of October 19, 1997, the Company became obligated to redeem for approximately $465,000 all of the outstanding shares of the Series A Redeemable Preferred Stock issued to a certain individual pursuant to the terms of the Restated Certificate of Incorporation. As of December 31, 1997, the Company's total obligation (principal plus interest) under the Series A redemption was $471,601, and it continues to accrue dividends and interest. The Company has not redeemed such shares as of April 14, 1998, nor has any demand for redemption been made.

     The Company presently has no material commitments for capital expenditures. However, in order to bring the Wave System to market, the Company anticipates spending additional amounts on inventory items such as computer chips and boards, additional hardware, and related materials. Such spending will vary based on the Company's performance.

     Effective from the close of trading on October 24, 1997 the Company was delisted from The Nasdaq SmallCap Market. As a result, shares of the Company's Class A Common Stock are now traded on the OTC Bulletin Board. Until October 3, 1997 the Company had been listed on The Nasdaq National Market. Because the Company was unable to meet the minimum net tangible assets requirement of The Nasdaq National Market, the Company was delisted from The Nasdaq National Market. From October 3, 1997 to October 24, 1997, the Company was temporarily listed on The Nasdaq SmallCap Market. Continued listing on The Nasdaq SmallCap Market was dependent upon the Company meeting certain commercial objectives. The Company was unable to meet these objectives within the prescribed time period. The Company believes that not being listed on a national exchange or quotation system will have a material adverse effect on the price and liquidity of its securities and consequently its ability to raise capital in the future.

     The Company was incorporated in Delaware under the name Indata Corp. on August 12, 1988. The Company changed its name to Cryptologics International, Inc. on December 4, 1989. The Company further changed its name to Wave Systems Corp. on January 22, 1993. The Company's principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238 and the telephone number of the Company is (413) 243-1600.

     The Company is a development stage company and has realized minimal operating revenues since its inception. At December 31, 1997, the Company had an accumulated deficit of approximately $45 million. There can be no assurance that the Company will be successful in achieving commercial acceptance of the Wave System.

THE WAVE SYSTEM

     The Wave System is designed to create new revenue streams for owners of electronic content by improving upon existing distribution systems for electronic content. Using existing distribution systems such as CD-ROM and the Internet, electronic content owners distribute their products to customers in segmented and encrypted ("Wave-enabled") form so it can be offered for sale through the Wave System. Customers are then able to purchase and decrypt the electronic content on an as-needed basis. The Company believes that the Wave System allows electronic content owners to deliver their products to a larger market because the efficient and secure metering technology facilitates greater flexibility in content distribution and pricing. The Company believes that greater flexibility in electronic distribution and pricing makes the Wave System particularly attractive to developers, distributors and consumers of entertainment and educational software.

     The Wave System consists of the WaveMeter, a subsystem that records and communicates the usage of electronic content, and WaveNet, a central transaction processing network. The WaveMeter controls and monitors the customer's access to encrypted electronic information and software. Because the Wave System uses asynchronous communication, it is well suited to low-cost processing of micro, rental and rent-to-own transactions. The Company has completed a prototype incorporating the rental and rent-to-own functionality into the Wave System. Transactions are executed locally against a source of funds stored in the WaveMeter. The WaveMeter retains pricing and tax information, downloaded from WaveNet, for use in the execution of these transactions. Transactions are securely stored in the usage log of the WaveMeter for eventual reporting to WaveNet. The WaveMeters and WaveNet communicate using Wave's proprietary secure communications protocol.

     WaveNet is composed of the WaveNet Transaction Processing System ("TXP") and the WaveNet Information Clearing House ("ICH"). TXP acts as the principal interface with the WaveMeter and accumulates data pertaining to the consumer's usage. ICH provides interfaces to the Wave System for partners, such as third-party distributors of WaveMeters and electronic content owners. It contains the WaveNet security server, which manages all the encryption and decryption keys. ICH also does all the back-end processing of usage information from the WaveMeter, calculating royalties, producing billing services, and ensuring that all content owners are properly compensated. WaveNet is presently in operation.

     The WaveMeter is installed into the customer's stand-alone PC. It is based on a semiconductor device that uses proprietary integrated circuit technology to store decryption keys, credit information, and usage data. Presently, the WaveMeter is packaged on a half-size ISA board with a battery and a clock and can be installed in the ISA slot of a PC. In 1996 the Company also developed a production software version of the WaveMeter which has been implemented as a component of the WaveMeter server. The WaveMeter server is currently used to facilitate WINPublish and WINPurchase transactions on the Web. The use of the software version of the WaveMeter is compatible with the use of the hardware version of the WaveMeter.

     The Company believes that the hardware version of the WaveMeter is the most secure form of metering technology available today. Tampering with the WaveMeter is easily detected by both the WaveMeter and WaveNet. The keys are loaded at the time of manufacture and are unique and specific to each WaveMeter. Every piece of electronic content is protected using a unique key. The value of breaking an individual WaveMeter to ascertain the keys is low since the keys have no system-wide use.

     Wave supplies the tools that developers need to build and successfully supply applications to end users. Electronic content must be Wave-enabled to be available to end users on the Wave System. A data preparation tool kit structures data packages, which are individual elements of electronic content that are uniquely identified, encrypted, priced and formatted to use within the Wave System. Once Wave-enabled, each data package can be delivered to the end user in many electronic forms. Currently, the two primary mechanisms of delivery of electronic content to the end user are the Internet and CD-ROM. The Wave System, however, will work with point-to-multi-point data broadcasting via satellite or FM sideband, magnetic media, cable modem, DVD and broadband.

MARKETS AND BUSINESS STRATEGY

     The Company's long-term strategy is to achieve broad market acceptance of the Wave System as a platform for commerce in electronic content. To achieve this goal the Company pursues strategic relationships with hardware manufacturers and companies involved in the development of commerce in electronic content. In addition, the Company believes that, since the Wave System permits greater flexibility in pricing and distribution of electronic content, it is particularly well-suited for merchandising entertainment and educational software. Therefore the Company is vigorously targeting this market segment as a means of rapidly achieving the broad installed base of WaveMeters and acceptance of the Wave System. The Company believes that once there is a broad installed base of WaveMeters, electronic content owners from other market segments are likely to be attracted to the Wave System. However, there can be no assurances that the Wave System will achieve any significant market acceptance.

     The Company has focused on forming agreements with strategic partners that will help the Company promote the broad-based acceptance of the Wave System as a platform for commerce in electronic content. Wave is currently in discussion with original equipment manufacturers regarding the incorporation of the WaveMeter into their products. Wave has also focused on pursuing strategic relationships with companies seeking to distribute electronic content via the Internet. The compatibility of the Wave System with the Web has provided the Company with a product that the Company believes is attractive in the development of electronic commerce solutions and particularly commerce in electronic content. Wave will continue to focus on developing other strategic relationships to seek to achieve acceptance of the Wave System as a platform for electronic commerce.

     As part of Wave's goal to achieve broad acceptance of the Wave System as a platform for commerce in electronic content, the Company has made the Wave System available to users of the Web through the WaveMeter server. The WaveMeter server currently supports both WINPublish, a publishing service, and WINPurchase, the purchasing component. WINPublish provides an easy-to-use system so that anyone can publish electronic content on a Web site and offer it for sale. Since its inception, WINPublish has registered over 400 publishers. WINPurchase permits consumers to purchase electronic content that has been published through WINPublish. WINPublish and WINPurchase transactions may be executed using the WaveMeter server without the need to install a WaveMeter at the consumer's site. WINPublish and WINPurchase, however, are fully compatible with the use of the hardware version of the WaveMeter. The Company believes that, while the volume of transactions processed to date by the Wave System has been limited, the operation of the WaveMeter server demonstrates the viability of the Wave System and therefore enhances the ability of Wave to market the Wave System to the leading electronic content distributors on the Web by offering them a standard platform for commerce in electronic content that is designed to be compatible with the Internet, CD-ROM and developing distribution media such as broadband.

     Wave has focused on promoting the acceptance of the Wave System by electronic content owners. The initial target market is entertainment and educational software developers and distributors. Wave believes that if it is able to incorporate the rental or rent-to-own functionality into the Wave System, the Wave System will provide the home consumer with a new way of acquiring interactive content and can offer electronic content developers and distributors benefits similar to those provided by video rental in the film industry. The Company has invested heavily in developing relationships with entertainment and educational software providers. No assurance can be given that any or all of these companies will be successful in developing or marketing products that apply the Wave System technology or that are Wave-enabled.

COMPETITION

     The Company operates in a highly competitive and fragmented environment that is characterized by rapidly evolving technology. Many of the Company's competitors and potential competitors have substantially greater financial and technical resources than the Company. Also, many current and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share or product acceptance to the Company's detriment. The Wave System competes with conventional information delivery systems, such as on-line services, subscription services on CD-ROM, and services on the Internet. However, the Company believes that its metering capability is competitive with other electronic content delivery systems in a number of applications due to its superior protection against unauthorized usage, accurate and detailed information on content usage, and transparent operation. Further, provided that the Company is successful in incorporating the rental and rent-to-own functionality into the Wave System, the Company believes that it will be competitive with existing distribution systems, including traditional retail outlets for entertainment and educational software, due to its ability to offer these innovative merchandising mechanisms.

     The Company is aware of other metering systems which compete directly with Wave, and other current and evolving technologies that provide some of the functionality of the Wave System. There are other companies that have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products in the field of electronic content distribution. Some of those technologies may have an entirely different approach or means of accomplishing the desired effects of the products being developed by the Company. There can be no assurance that either existing or new competitors will not develop products that are superior to or that otherwise achieve greater market acceptance than the Company's products.

     The Wave System is subject to competition from producers of hardware-based controllers such as dongles and software unlocking systems. The Company will compete with well-established producers of dongle-based software unlocking systems such as Rainbow Technologies, Inc. The Company also competes with developers of software unlocking systems such as Portland Software. The Company believes that the Wave System is superior to existing hardware-based and software unlocking systems in several ways. These systems control the use of electronic content but are very limited in their ability to measure and record usage information. The Company believes that the Wave System offers superior protection from unauthorized usage, low operating costs (because it does not require constant communication with and authorization from a centralized processor), and fast operation that is convenient and essentially transparent to the end user. Both hardware controllers and software unlocking systems offer only part of the functionality of the Wave System. Distinct from the existing software unlocking systems, WaveNet provides centralized back-office support to owners of electronic content.

     Many large information industry players are forming alliances and attempting to capitalize on the information delivery options offered by the Internet. In electronic content delivery via the Internet, the Wave

System competes with electronic commerce payment technologies developed and offered by IBM infoMarket(R) Service, Broadvision Inc., Connect, Inc., CyberCash, Inc., DigiCash and Open Market, Inc. However, the Company believes that many of the electronic commerce payment technologies may be used as acceptable currency through the Wave System and may be complementary to, rather than competitive with, the Wave System. The Company is also aware of other companies, such as TestDrive Corporation, Release Software Corporation and IBM Cryptolopes(R), that provide electronic content encryption functionality for transmission of electronic content over the Internet. The Company believes that the Wave System is superior to currently available electronic content encryption technologies due to the high level of security and usage reporting capabilities of the WaveMeter.

     The Company believes that the interoperability of the Wave System with currently available and developing distribution media makes the Wave System attractive to both distributors and consumers of electronic content. A consumer with an installed WaveMeter will be able to purchase Wave-enabled content from sources on CD-ROM and/or the Internet, as well as from sources distributing electronic content on other developing media such as broadband. In addition, with the incorporation of the rental and rent-to-own functionality, the Wave System will offer greater merchandising flexibility than is possible using currently available electronic commerce solutions. There can be no assurance that the Wave System will achieve the broad-based acceptance necessary to make the system a viable competitor with currently existing and developing electronic commerce solutions.

INTERNATIONAL MARKET

     The Company's technologies are controlled under various United States export control laws and regulations and will require export licenses for certain exports outside of the United States and Canada. The Company has received full export license from the U.S. Department of Commerce for the sale and export of the Company's single-key DES products. The Company has also received an export license for its triple-key DES products under the provisions of a License Exception KMI granted by the Bureau of Export Administration of the U.S. Department of Commerce. There can be no assurance that the Company will have patent protection or that it will not infringe patents of third parties in foreign jurisdictions. Because electronic monitoring and the transmission of audited usage and financial information on end users or payment instructions may be subject to varying statutory or regulatory controls in foreign jurisdictions, there can be no assurance that the use of all portions of the Wave System will be permitted in any particular foreign jurisdiction.

PROPRIETARY RIGHTS AND LICENSES AND INTELLECTUAL PROPERTY

     The Company's success depends, in part, on its ability to enjoy or obtain protection for its products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that any issued patent owned or licensed by the Company affords adequate protection to the Company or will not be challenged, invalidated, infringed or circumvented. Furthermore, there can be no assurance that the Company's activities will not infringe patents owned by others.

     In addition, the Company may be required to obtain licenses to patents or other proprietary rights of third parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company is required to and does not obtain such licenses it would be prevented from, or encounter delays in the development and marketing of, its products and technologies while it attempted to design around such patents or other rights and there can be no assurance that such attempts would be successful. Failure to obtain such licenses or to design around such patents or other rights would have a material adverse effect on the Company.

     The Company holds non-exclusive patent rights relating to the metered use of encrypted data in local memory under a limited license (the "License Agreement") from Titan Corporation ("Titan") to a patent (the "Licensed Patent") jointly held by Titan and a third party. This License Agreement restricts Wave from metering information produced and used solely by a government entity or producing products that meter this information. In addition, the License Agreement is subject to the rights of the joint owner of the Licensed Patent, who has the right to exploit, or to license to third parties, the Licensed Patent, including in a manner competitive with the Company. There can be no assurance that the joint owner of the Licensed Patent will not compete with the Company or license the Licensed Patent to a competitor of the Company, or that the Company's business will not exceed the scope of the License Agreement. Pursuant to the License Agreement, the Company is obligated to pay certain royalties to Titan. Pursuant to the License Agreement, the Company has granted to Titan the exclusive right to use the Company's patents for products distributed to government entities. On February 28, 1997 the Company and Titan executed an addendum to the License Agreement whereby the Company received a sole license to the Licensed Patent to develop and distribute products to the in-home consumer microcomputer market segment. Under this addendum to the License Agreement, Titan waived any and all defaults by Wave under the License Agreement occurring prior to February 28, 1997.

     The Company is aware of four United States patents (the "Third Party Patents") each having some claims that are similar to some of the claims in the Licensed Patent. Based upon information currently known to the Company, some of the claims of both the Licensed Patent and the Third Party Patents cover certain material aspects of the Company's technology. Therefore, the commercialization of the Company's technology would be subject to the rights of the holder of the Third Party Patents unless the Company is able to invalidate or license such claims. Also, the holder of the Third Party Patents or a licensee of the Third Party Patents could seek to invalidate such claims of the Licensed Patent and therefore be able to commercialize a technology similar to the Company's technology. In either case, in order to invalidate the other party's patent rights, the party claiming invalidity might need to prove that it invented the claimed subject matter prior to the other party. There can be no assurance that the Company would be successful in invalidating such claims of the Third Party Patents or that the holder of the Third Party Patents or a licensee of the Third Party Patents would not be successful in invalidating such claims of the Licensed Patent. There also can be no assurance that the Third Party Patents could be proven to be invalid on any other basis. Any proceeding involving the validity of the Licensed Patent and the Third Party Patents would be protracted and costly. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence.

     If the Third Party Patents are not invalid insofar as their claims relate to the Company's technology, then the Company would require a license from the holder of the Third Party Patents to commercialize its technology and make, use, or sell products or practice methods, or license others to sell products or use methods, utilizing the technology in the United States. Due to the uncertainty as to whether the Third Party Patents could be proved to be invalid, the Company has engaged in preliminary negotiations with the holder of the Third Party Patents to obtain a license under the Third Party Patents. The negotiations have so far not produced any agreement and there can be no assurance that a license will be obtainable on acceptable terms, if at all. The inability to obtain a license, if needed, on commercially reasonable terms would have a material adverse effect on the Company's business and its future operations.

     The Company has been issued three United States patents relating to encryption and to the Company's proprietary WaveMeter(R) and WaveNet(R) technology. The Company also has one patent pending before the United States Patent Office and three corresponding foreign patent applications pending before the European Patent Office (collectively, the "Wave Patents"). The Wave Patents are material to protecting certain of the Company's technology. The Company's rights to the Wave Patent derive from a license, amended and restated in February 1994, from Mr. Peter J. Sprague, Chairman and Chief Executive Officer of the Company, of his rights in the Wave Patents (the "Amended License Agreement"), and several agreements with former officers of the Company regarding their rights in the Wave Patents. The Amended License Agreement provides for royalty payments to be made to Mr. Peter J. Sprague and Mr. John R. Michener, a former officer of the Company, in the aggregate amount of two percent of gross revenues less certain adjustments as defined in the Amended License Agreement. The royalty payment is to be apportioned 75 percent to Mr. Peter J. Sprague and 25 percent to Mr. John R. Michener. Payment of royalties is secured by a security interest in and to the Wave Patents. The Company believes that the agreements as a whole provide it with exclusive rights under the Wave Patents. There can be no assurance that the Company will enjoy exclusive rights to the Wave Patents under such agreements.

     On January 26, 1996, the Company received notice from E-Data Corporation (formerly Interactive Gift Express, Inc.), claiming that the Company's practice of its technology infringes U.S. and foreign patents owned by E-Data Corporation, and offering to license such patents to the Company. The Company is currently obtaining information needed to investigate the merits of this claim. The Company believes that there is a viable argument for non-infringement. The patents owned by E-Data Corporation are currently being litigated by third parties. The Company is not involved in these proceedings.

     The Company relies on trade secrets and proprietary know-how, which it protects, in part, by confidentiality agreements with its employees and contract partners. However, there can be no assurance that the Company's confidentiality agreements will not be breached or that the Company would have adequate remedies for any breach. There can be no assurance that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

     The Company also relies on copyright to prevent the unauthorized duplication of its software and hardware products. The Company has and will continue to protect its software and its copyright interest therein through agreements with its consultants. The Company also plans to seek protection for its semiconductor integrated circuit designs under mask work laws. Existing copyright and mask work laws afford only limited protection, particularly in certain jurisdictions outside the United States where the Company may seek to market its products and services. There can be no assurance that the copyright laws or mask work laws will adequately protect the Company's technology.

     The Company has registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter(R) and WaveNet(R) and intends to apply for additional name and logo marks in the United States and foreign jurisdictions as appropriate. No assurance can be given that federal registration of any of these trademarks in the United States will be granted. The Company has abandoned its prior applications for DataWave, InfoWave, and WaveTrac.

RESEARCH AND DEVELOPMENT

     The Wave System incorporates semiconductor, encryption/decryption, software transaction processing and other technologies in which the Company has made a substantial investment in research and development. The Company expects that it will be required to continue to make substantial investments in the design of the WaveMeter, WaveNet and software interfaces. For the years ended December 31, 1997, 1996, and 1995, the Company expended $2,146,127, $3,309,022 and
$3,324,735, respectively, on research and development activities (which amounts include the value of stock issued). In addition to its ongoing research and development activities, in July 1997 the Company licensed technology and in-process research and development from Aladdin Knowledge Systems for cash and warrants valued at $3.89 million. From its inception in February 1988 through December 1997, the Company expended $14,745,813, not including the cost of the Aladdin technology.

     The success of the Wave System depends to a large extent on the Company's ability to adapt the Wave System for use with various methods for the distribution of electronic content, the ability of the Wave technology to interface with various platform environments, and the ability of the Wave System to work in many application environments. Incorporation of Aladdin's Hasp technology furthered these efforts and illustrates the adaptive capabilities of the Wave System. The Company believes that a significant portion of its future research and development expenditures will be used to adapt the Wave System accordingly.

     The Company will also continue to expend a significant amount of resources on the development of new iterations of the WaveMeter. The Company believes that by providing various means of linking the WaveMeter to the customer's computer or network, the Company will be more likely to achieve broad acceptance of the Wave System. The Company is currently developing other forms of the WaveMeter to target other market needs.

     Wave is now focusing increased resources on developing the operational infrastructure of the Company. Greater emphasis is placed on developing internal production and fulfillment systems and marketing infrastructure to distribute WaveMeters. The Company will also increase the resources available to WaveNet to adapt to changing market requirements. The Company plans to expand WaveNet to handle more end users, to develop interfaces for new kinds of partners, to implement more sophisticated pricing methodologies and to add greater financial system flexibility.

EMPLOYEES

     As of December 31, 1997, the Company employed 41 full-time employees, 25 of whom are involved in marketing and administration and 16 of whom are involved in research and development. The Company believes its employee relations are satisfactory.

PROPERTIES

     The Company leases a 10,748 square foot facility for its executive offices and to house the WaveNet installation, administration, and customer support operations in Lee, Massachusetts at a monthly rent of $5,598 with a monthly charge of $2,123 for common costs. The Lee, Massachusetts lease will expire during February 2001. The Company leases offices in New York, New York, at a monthly rent of $6,769. The lease is scheduled to expire in June 1999. The Company leases a 6,400 square foot facility in Princeton, New Jersey at a monthly base rent of $3,733 with a monthly payment for taxes, insurance and maintenance reimbursements and improvements which currently totals approximately $1,653 per month. This lease is scheduled to expire during January 2001. The Company's principal research and development activities are conducted at the Princeton facility. The Company leases a 2,730 square foot facility in San Jose, California for $5,050 per month. The San Jose, California lease will expire during January 1999.

LEGAL PROCEEDINGS

     On June 27, 1997 a complaint alleging breach of contract, among other related claims, was filed against the Company by Carl A. Artopeous and Artopeous Capital Management (collectively, "Artopeous") with the Sacramento Superior Court in Sacramento, California in connection with the engagement of Artopeous by the Company to arrange financing. The action has been removed to the Federal Court, Eastern District of California. Wave filed its answer in December 1997; responses to its document requests are due in early April 1998.

                                   MANAGEMENT

DIRECTORS OF THE REGISTRANT

                                     BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR EMPLOYMENT
                                         DURING PAST 5 YEARS; POSITIONS HELD WITH COMPANY;         DIRECTOR
           NAME               AGE                       OTHER DIRECTORSHIPS                         SINCE
           ----               ---    ----------------------------------------------------------    --------
Peter J. Sprague(1)(4)        58     Chairman of the Company since 1988 and Chief Executive          1991
                                     Officer of the Company since July 1991; Chairman of
                                     National Semiconductor Corporation from 1965 until May
                                     1995; Director of Enlightened Software, Inc. and Pantepec
                                     International, Inc.; Trustee of the Strang Clinic; Member
                                     of Academy of Distinguished Entrepreneurs, Babson College.
John E. Bagalay, Jr.,         64     Managing Director of Community Technology Fund, a venture       1993
Ph.D.(1)(2)(4)                       capital affiliate of Boston University, since September
                                     1989; General Counsel of Lower Colorado River Authority
                                     from October 1984 to September 1988; former General
                                     Counsel of Texas Commerce Bancshares, Inc. and Houston
                                     First Financial Group; Director of Seragen, Inc., Cytogen,
                                     Inc., Hymedix, Inc. and several privately-held corpora-
                                     tions; President and CEO of Cytogen Corporation from
                                     January 1998, CFO since October 1997; Managing Director of
                                     Boston University Venture Capital Fund from 1989-1997;
                                     Senior Advisor to Chancellor, Boston University from
                                     January 1998.

                                     BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR EMPLOYMENT
                                         DURING PAST 5 YEARS; POSITIONS HELD WITH COMPANY;         DIRECTOR
           NAME               AGE                       OTHER DIRECTORSHIPS                         SINCE
           ----               ---    ----------------------------------------------------------    --------
Philippe Bertin(3)            48     Manager of Financiere Wagram Poncelet (direct marketing;        1993
                                     media) since December 1991; Manager of Midial S.A.
                                     (consumer goods) from 1984 until 1991; Manager of
                                     FINOVELEC since October 1997.
Georg Gilder(4)               58     Chairman of the Executive Committee of the Company since        1993
                                     1996; Senior Fellow at the Discovery Institute in Seattle,
                                     Washington; author of nine books, including Life After
                                     Television, Microcosm, The Spirit of Enterprise and Wealth
                                     and Poverty; contributing editor to Forbes Magazine;
                                     Director and President of Gilder Technology Group, Inc.
                                     (publisher of monthly technology reports); former chairman of the Lehrman Institute Economic Roundtable; former
                                     Program Director for the Manhattan Institute; recipient of
                                     White House award for Entrepreneurial Excellence from
                                     President Reagan.
John E. McConnaughy,          68     Chairman and Chief Executive Officer of JEMC Corporation        1988
Jr.(1)(2)(3)(4)                      (private investments); Chairman and Chief Executive
                                     Officer of Peabody International Corporation (an
                                     environmental services company) from 1969 through 1985;
                                     Chairman and Chief Executive Officer of GEO International
                                     Corporation (a nondestructive testing, screen printing and oil field services company which was spun off from
                                     Peabody) from February 1981 to October 1992; Director of
                                     Riddell Sports Inc., Levcor International, Inc., Trans-
                                     act International, Inc., De-Vlieg Bullard, Inc. and Mego
                                     Financial Corp. Mr. McConnaughy is also a member of the
                                     Board of Trustees of the Strang Clinic and the Chairman of
                                     the Board of the Harlem School of the Arts.
Steven Sprague                33     President and Chief Operating Officer of the Company since      1997
                                     May 1996; President of Wave Interactive Network from June
                                     1995 to December 30, 1996; Vice President of Operations of
                                     the Company from April 1994 to June 1995; employee of the
                                     Company in the areas of operations and strategic planning
                                     from November 1992 to April 1994; consultant to the
                                     Company from March 1992 to November 1992; President of
                                     Tech Support, Incorporated (hardware technical support
                                     information on CD-ROM) from June 1992 to November 1992;
                                     sole proprietor of SKS Environmental Sales (manufacturers'
                                     representative for water treatment companies) from June
                                     1991 to November 1992.

===============

(1) Member of Nominating Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

(4) Member of Executive Committee.

EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of the Company are Mr. Peter J. Sprague, Chairman and Chief Executive Officer and Mr. Steven Sprague, President and Chief Operating Officer.

     All officers are elected annually at the first meeting of the Board of Directors following the annual meeting of the stockholders, and are subject to removal at any time by the Board of Directors.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the only other executive officer whose cash compensation exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities during 1995, 1996 and 1997.

                                                                                       LONG-TERM(3)
                                                                                    COMPENSATION AWARDS
                                                      ANNUAL COMPENSATION          ---------------------
                                                    ------------------------         NUMBER OF SHARES
     NAME AND PRINCIPAL POSITION         YEAR       SALARY($)       BONUS($)       UNDERLYING OPTIONS(#)
     ---------------------------         ----       ---------       --------       ---------------------
Peter J. Sprague(1)                      1997       $160,000        $100,000               10,000
  Chairman and Chief                     1996       $160,000        $ 50,000                  -0-
  Executive Officer                      1995       $160,000        $    -0-                1,995
Steven Sprague(2)                        1997       $150,000        $117,500                  -0-
  President and                          1996       $131,666        $    -0-              150,000
  Chief Operating Officer                1995       $110,000        $    -0-                1,995

---------------

(1) Mr. Peter Sprague received a bonus of $100,000 for 1997; $50,000 was received in cash and $50,000 was applied to reduce his debt to the Company (see Note Receivable from Officer/Director).

(2) Mr. Steven Sprague was elected President and Chief Operating Officer on May 23, 1996 and was not previously an executive officer during 1996. Prior to that, Mr. Steven Sprague was Vice President of Operations of the Company from April 1994 to June 1995 and employee of the Company in the areas of operations and strategic planning from November 1992 to April 1994.

(3) In February, 1998, for services rendered during 1997, the Compensation Committee awarded 250,005 and 50,005 options to Messrs. Steven Sprague and Peter J. Sprague, respectively.

     Option Grants Table

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers.

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                                 AT ASSUMED
                                                                                               ANNUAL RATES OF
                                          NUMBER OF    % OF TOTAL                                STOCK PRICE
                                            SHARES       OPTIONS                              APPRECIATION FOR
                                          UNDERLYING   GRANTED TO    EXERCISE                  OPTION TERM(1)
                                           OPTIONS      EMPLOYEES      PRICE     EXPIRATION   -----------------
                  NAME                    GRANTED(#)   FISCAL YEAR   ($/SHARE)      DATE      5% ($)    10% ($)
                  ----                    ----------   -----------   ---------   ----------   -------   -------
Peter J. Sprague........................    10,000         4.9         $1.94      7/17/07     13,200    32,500
Steven Sprague..........................       -0-         -0-            --           --        -0-       -0-

---------------

(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.

     Fiscal Year End Option Value Table

     The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as at December 31, 1997. No options were exercised by the Named Executive Officers during 1997.

                                              NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                          AT DECEMBER 31, 1997(#)            AT DECEMBER 31, 1997($)(1)
                                       ------------------------------      ------------------------------
              NAME                     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
              ----                     -----------      -------------      -----------      -------------
Peter J. Sprague.................        331,330            10,665             $46               $23
Steven Sprague...................         94,530           100,665             $47               $23

---------------

(1) The last reported bid price for the Company's Class A Common Stock on the OTC Bulletin Board on December 31, 1997 was $1.125 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $1.125, multiplied by the number of shares of common stock underlying the respective options.

     Compensation of Directors

     Directors presently receive no cash compensation for serving on the Board of Directors. Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an annual grant of options to purchase 10,000 shares of Class A Common Stock at fair market value. The options are granted upon re-election after the annual meeting of the stockholders and vest 25% after each three-month period following grant. Options terminate upon the earliest to occur of (i) subject to (ii) below, three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee, and (iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Class A and Class B Common Stock as of March 25, 1998 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Class A or Class B Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table above, and (iv) all directors and executive officers of the Company as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder.

                                            NUMBER OF
                                              SHARES                NUMBER OF                PERCENT
                                            OF CLASS A               SHARES                  OF ALL
                                              COMMON     PERCENT   OF CLASS B    PERCENT   OUTSTANDING
                                              STOCK        OF        COMMON        OF        COMMON
           BENEFICIAL OWNER(1)               OWNED(2)     CLASS    STOCK OWNED    CLASS     STOCK(3)
-----------------------------------------   ----------   -------   -----------   -------   -----------
Peter J. Sprague(4)......................       1,995        *      1,873,834     41.4         7.0
Steven Sprague(5)........................     152,195        *        190,659      4.4         1.3
John E. Bagalay, Jr.(6)..................      43,500        *              *        *           *
Philippe Bertin(7).......................      43,500        *              0        *           *
George Gilder(8).........................      76,833        *          2,000        *           *
John E. McConnaughy, Jr.(9)..............      56,030        *        335,000      8.0         1.5
Aladdin Knowledge Sys.(10)...............   4,537,973     17.3              0        *        14.9
Financiere Wagram Poncelet...............           0        *        442,857     11.0         1.8
All executive officers and directors
  as a group (6 persons)(11).............     373,403      1.7      2,401,493     52.5        10.2

---------------

*Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Does not include shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3) In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Peter J. Sprague, 24.2%; Steven Sprague, 2.9%; John E. Bagalay, Jr., less than 1%; Philippe Bertin, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., 4.5%; Aladdin Knowledge Systems, 11.7%; Financiere Wagram Poncelet, 6.0%; and all Executive Officers and Directors as a group, 32.6%.

(4) Includes 331,995 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 320,000 shares held in trust for the benefit of Mr. Sprague's adult children, and for which Mr. Sprague is a trustee.

(5) Includes 145,195 shares which are subject to options presently exercisable or exercisable within 60 days.

(6) Includes 39,500 shares which are subject to options presently exercisable or exercisable within 60 days.

(7) Includes 39,500 shares which are subject to options presently exercisable or exercisable within 60 days.

(8) Includes 72,833 shares which are subject to options presently exercisable or exercisable within 60 days.

(9) Includes 52,030 shares which are subject to options presently exercisable or exercisable within 60 days.

(10) Includes 4,037,973 shares which are subject to options presently exercisable or exercisable within 60 days.

(11) Includes 681,043 shares which are subject to options presently exercisable or exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTE RECEIVABLE FROM DIRECTOR/OFFICER

     On November 16, 1992, the Company made a personal loan to Mr. Peter J. Sprague, Chairman and Chief Executive Officer of the Company, as evidenced by a note for $150,000, which sum was due and payable to the Company on January 16, 1993 and which bore interest at the rate of ten percent (10%) per annum. On the due date, the note was canceled and the total amount owed was "rolled-over" into a subsequent note, dated May 12, 1993 for $150,000, plus accrued interest. The note is due on demand by the Company and accrues interest at the rate of 10% per annum. On April 22, 1993, the Company made an additional loan to Mr. Peter Sprague for $23,175 as evidenced by a subsequent note, which is due on demand by the Company and which bears interest at a rate of 10% per annum. All of these loans were made to Mr. Sprague for personal reasons. As part of Mr. Sprague's $100,000 bonus for 1997, $50,000 was applied against his indebtedness to the Company. As of December 31, 1997, Mr. Sprague's aggregate indebtedness (including accrued interest) to the Company under the notes totaled $212,024. No demand has been made as of the date hereof. The notes are secured by a pledge of 67,000 shares of Class B Common Stock.

LICENSE FROM MR. PETER SPRAGUE

     The Company has been issued three United States patents relating to encryption and to the Company's proprietary WaveMeter(R) and WaveNet(R) technology. The Company also has one patent pending before the United States Patent Office and three corresponding foreign patent applications pending before the European Patent Office (collectively, the "Wave Patents"). The Wave Patents are material to protecting certain of the Company's technology. The Company's rights to the Wave Patent derive from a license, amended and restated in February 1994, from Mr. Peter J. Sprague, Chairman and Chief Executive Officer of the Company, of his rights in the Wave Patents (the "Amended License Agreement"), and several agreements with former officers of the Company regarding their rights in the Wave Patents. The Amended License Agreement provides for royalty payments to be made to Mr. Peter J. Sprague and Mr. John R. Michener, a former officer of the Company, in the aggregate amount of two percent of gross revenues less certain adjustments as defined in the Amended License Agreement. The royalty payment is to be apportioned

75 percent to Mr. Peter J. Sprague and 25 percent to Mr. John R. Michener. Payment of royalties is secured by a security interest in and to the Wave Patents.

COMPENSATION TO STEVEN SPRAGUE

     Steven Sprague received aggregate compensation of $267,500, $131,666 and $110,000 for services rendered to the Company in 1997, 1996 and 1995, respectively. Steven Sprague is the son of Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company.

TRANSACTIONS INVOLVING MICHAEL SPRAGUE

     In 1997, Wave paid $182,209 to Enterprise Engineering Associates ("EEA"), during which time Mr. Michael Sprague was an employee of EEA. On August 1, 1997, Michael Sprague became an employee of Wave, at an annual salary of $110,000. Michael Sprague is the son of Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company.

                           DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of (i) 50,000,000 shares of Class A Common Stock, $.01 par value, (ii) 13,000,000 shares of Class B Common Stock, $.01 par value, and (iii) 2,000,000 shares of preferred stock, $.01 par value.

     The following summary description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Delaware General Corporation Law (the "DGCL"). Reference is made to such exhibit and the DGCL for a detailed description of the provisions thereof summarized below.

COMMON STOCK

     The Company's Class A Common Stock and Class B Common Stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

     The voting powers, preferences and relative rights of the Class A Common Stock and the Class B Common Stock are identical in all respects, subject to the following provisions. Holders of Class A Common Stock have one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than the Company's Board of Directors or in the event of an "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than the Company's Board of Directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of the Company or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company to or with any other person, if the particular business combination or other transaction has not been recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders of the Company in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company (provided that this provision will not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of this offering or any group including any such person). No class of outstanding Common Stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors. Following the offering, holders of the issued and outstanding Class B Common Stock (assuming conversion of all outstanding convertible notes into Class B Common Stock and excluding Class B Common Stock issuable upon the exercise of outstanding options and warrants) will retain effective control of the Company through holding approximately 73.0% of the combined voting power of the outstanding Common Stock (93.1% in those circumstances where holders of Class B Common Stock have five votes per share) and will have the ability to elect all of the directors of the Company and to effect or prevent certain corporate transactions which require majority approval of the combined classes, including mergers and other business combinations. See "Risk Factors -- Voting Rights; Control by Existing Stockholders."

     Under the Company's Restated Certificate of Incorporation and the DGCL, the holders of Class A Common Stock and Class B Common Stock are entitled to vote as separate classes with respect to any amendment to the Company's Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

     Holders of the Class A Common Stock and the Class B Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Company's Board of Directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A Common Stock or Class B Common Stock shall be paid only as follows: Shares of Class A Common Stock shall be paid only to holders of Class A Common Stock and shares of Class B Common Stock shall be paid only to holders of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of Common Stock, a proportionate dividend, subdivision, combination or reclassification of the other class of Common Stock shall simultaneously be made.

Conversion; Limitation on Transferability of Class B Common Stock

     The Class A Common Stock has no conversion rights. At the option of the holder, each share of Class B Common Stock is convertible at any time, and from time to time, into one share of Class A Common Stock. In the event of the transfer or attempted transfer of shares of Class B Common Stock, except to certain permitted transferees (including certain family members and trusts established for their benefit, other holders of Class B Common Stock and entities controlled by a holder of Class B Common Stock), or in the event that transfered entities controlled by a holder of Class B Common Stock cease to be so controlled, such shares of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock.

Other Rights

     Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of the Company, holders of Class A Common Stock and Class B Common Stock are entitled to share ratably in all assets available for distribution to holders of Common Stock after payment in full of creditors. No shares of any class of Common Stock are subject to a redemption or a sinking fund. All outstanding shares are, and all shares offered by this Prospectus will be, when sold, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

     The Company has appointed American Stock Transfer & Trust Company as the transfer agent and registrar for the Class A Common Stock.

PREFERRED STOCK

     The Company is authorized to issue 2,000,000 shares of preferred stock. The Board of Directors is authorized, without any further action by the stockholders, to determine the voting rights, dividend rights, dividend rates, liquidation preferences, redemption provisions, sinking fund terms, conversion or exchange rights and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including economic rights senior to the Class A Common Stock, so that the issuance of such preferred stock could adversely effect the market value of the Class A Common Stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of the Company without any action by the stockholders.

     The Company has issued and outstanding 360 shares of preferred stock designated as Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Cumulative Redeemable Preferred Stock"), all of which is held by one person. The holder of the Series A Cumulative Redeemable Preferred Stock is entitled to a cumulative annual dividend of $60 per share payable upon redemption as and if declared by the Board of Directors, which dividend shall be declared and payable prior to any dividend being declared or paid upon the Company's Common Stock or any other stock of the Company ranking junior to, or on a parity with, the Series A Cumulative Redeemable Preferred Stock as to dividends or liquidation rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of the Series A Cumulative Redeemable Preferred Stock is entitled to receive a liquidation preference of $1,000 per share plus the accrued dividends payable thereon. The Series A Cumulative Redeemable Preferred Stock is redeemable, in whole or in part, at any time at the option of the Company, at a price of $1,000 per share and must be redeemed by the Company by October 1997 at a price of $1,000 per share.

     On March 6, 1998 the Company issued 150,000 shares of newly created Series G Convertible Preferred Stock, par value $.01 ("Series G Convertible Preferred Stock") at a price of $20 per share, for an aggregate purchase price of $3,000,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series G Convertible Preferred Stock is convertible into Class A Common Stock, par value $.01 ("Class A Common Stock") at an effective conversion price of the lower of (a) $1.12 and (b) 80% of the average of the five (5) lowest trading prices of the Class A Common Stock during (x) a day on which the Class A Common Stock is traded on The Nasdaq National Market or The Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (y) if the Class A Common Stock is not listed on The Nasdaq National Market or The Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (z) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) ("Trading Days"), as reported by Bloomberg Information Services, Inc. during the ten (10) Trading Days immediately preceding the Conversion Date, as defined in the Certificate of Designation of the Series G Convertible Preferred Stock.

CERTAIN PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder may consider in its best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

No Stockholder Action by Written Consent; Special Meetings

     The Restated Certificate of Incorporation generally provides that stockholder action may be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Restated Certificate of Incorporation and Bylaws also provide that, subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders may only be called pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not permitted to call a special meeting or to require the Board of Directors to call a special meeting of stockholders. Any call for a meeting must specify the matters to be acted upon at the meeting. Stockholders are not permitted to submit additional matters or proposals for consideration at any special meeting.

Stockholder Proposals

     The Bylaws establish an advance notice procedure for nominations (other than by or at the direction of the Board) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of stockholders of the Company. Subject to any other applicable requirements, only such business may be conducted at an annual meeting as has been brought before the meeting by, or at the direction of, the Board of

Directors or by a stockholder who has given to the Secretary of the Company timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected, will be eligible for election as directors of the Company.

Amendment of Certain Certificate Provisions

     The Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding shares of the Company's stock generally entitled to vote to amend the provisions of the Restated Certificate of Incorporation and the Bylaws described in the preceding two paragraphs.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     The Company is subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding shares owned by directors who are also officers of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A "business combination" generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation's voting stock within three years.

                            SELLING SECURITY HOLDERS

     The Selling Security Holders are (i) Combination, the purchaser of the Series G Preferred Stock and 150,000 Placement Warrants (which are exercisable at $1.38 per share) in connection with the placement of the Series G Preferred Stock; (ii) Wharton Capital Partners, Ltd., which received 75,000 Placement Warrants in connection with the placement of the Series G Preferred Stock; (iii) Mr. Kevin Kimberlin, who purchased 360,000 shares of Class A Common Stock (including 60,000 warrants exercisable at $1.00 per share); (iv) Mr. Michael Seedman, who purchased 240,000 shares of Class A Common Stock (including 40,000 warrants exercisable at $1.00 per share; (v) Mr. Nicholas Negroponte, who purchased 60,000 shares of Class A Common Stock (including 10,000 warrants exercisable at $1.00 per share); (vi) Media Technologies, which purchased 60,000 shares of Class A Common Stock (including 10,000 warrants exercisable at $1.00 per share); (vii) Mr. Jan Murray, who purchased 120,000 shares of Class A Common Stock (including 20,000 warrants exercisable at $1.00 per share); (viii) Mongoose Executive Pension Trust, which purchased 120,000 shares of Class A Common Stock (including 20,000 warrants exercisable at $1.00 per share); (ix) Aladdin Knowledge Systems, which purchased 500,000 shares of Class A Common Stock; (x) Messrs. Richard Chemel, Bobby Orbach and Martin Wargon, who collectively received 47,000 shares of Class A Common Stock for services rendered; and (xi) ChipShots Associates LLC which received 25,871 shares of Class A Common Stock in an exchange transaction.

     The following table sets forth the names of the Selling Security Holders, the number of shares of Class A Common Stock beneficially owned by each of the Selling Security Holders, and the number of shares which may be offered for resale pursuant to this Prospectus. For the purpose of calculating the number of shares of Class A Common Stock beneficially owned by the holder of the Series G Preferred Stock, the number of shares of Class A Common Stock calculated to be issuable upon conversion is based upon a conversion price of $1.12 per share (without taking into account shares issuable as dividends). The conversion price for the Series G Preferred Stock is the lower of: (a) $1.12 and (b) 80% of the average of the five (5) lowest trading prices during the twenty-five (25) calendar days immediately preceding the conversion date. Holders of the Series G Preferred Stock are entitled to quarterly dividends at a rate of 6% per annum, payable in cash, or, subject to certain conditions, shares of Class A Common Stock. The actual number of shares issuable upon conversion of the Series G Preferred Stock and available for resale under this Prospectus could be materially greater based upon the market price of the Class A Common Stock at the time or times of conversion. The number of shares shown as being offered hereunder by the holder of the Series G Preferred Stock is the number of shares registered by the Registration Statement of which this Prospectus is a part with respect to shares issuable upon conversion of and as dividends on the Series G Preferred Stock, pursuant to the terms of the Registration Agreement.

     The information included below is based upon information provided by the Selling Security Holders. Because the Selling Security Holders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the Selling Security Holders after such offering can be provided.

                                                     NUMBER OF SHARES OF CLASS A   NUMBER OF SHARES OF
                                                      COMMON STOCK BENEFICIALLY    CLASS A COMMON STOCK
              SELLING SECURITY HOLDER                OWNED PRIOR TO THE OFFERING      BEING OFFERED
              -----------------------                ---------------------------   --------------------
Combination Inc....................................           3,559,090(1)               7,116,386(14)
Wharton Capital Partners, Ltd......................             193,750(2)                  75,000
Kevin Kimberlin....................................             382,000(3)                 360,000
Michael Seedman....................................             240,000(4)                 240,000
Nicholas Negroponte................................              60,000(5)                  60,000
Media Technologies.................................              60,000(6)                  60,000
Jan Murray.........................................             120,000(7)                 120,000
Mongoose Executive Pension Trust...................             120,000(8)                 120,000
Aladdin Knowledge Systems, Ltd.....................           4,537,973(9)                 500,000
ChipShots Associates LLC...........................              25,871(10)                 25,871
Richard Chemel.....................................              18,000(11)                 18,000
Bobby Orbach.......................................              20,000(12)                 20,000
Martin Wargon......................................               9,000(13)                  9,000
                                                              ---------                 ----------
     TOTAL.........................................           9,345,684                  8,724,257
                                                              =========                 ==========

------------------------

(1) Represents shares held plus shares issuable upon a hypothetical conversion of 150,000 shares of Series G Preferred Stock, with a stated value of $3,000,000 acquired on March 6, 1998 and 150,000 shares issuable upon exercise of Purchase Warrants.

(2) Represents shares issuable upon exercise of warrants. 37,500 shares of Class A Common Stock issuable upon the exercise of a warrant issued to Wharton Capital Partners, Ltd. in connection with the placement of the Series C Preferred Stock, par value $.01, were registered pursuant to a registration statement filed with the Commission on January 17, 1997 which was amended on March 7, 1997 and March 21, 1997. 25,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued to Wharton Capital Partners, Ltd. in connection with the placement of the Series D Preferred Stock, par value $.01, were registered pursuant to a registration statement filed with the Commission on June 9, 1997, which was amended on June 16, 1997. 56,250 shares of Class A Common stock issuable upon the exercise of a warrant issued to Wharton Capital Partners, Ltd. in connection with the placement of the Series F Preferred Stock, par value $.01, were registered pursuant to a registration statement filed with the Commission on October 20, 1997, which was amended December 5, 1997.

(3) Represents (i) 22,000 shares held by Kevin Kimberlin Partners, LP, of which Mr. Kimberlin is a general partner. Mr. Kimberlin disclaims beneficial ownership of all but his proportional interest in the partnership, representing 3,220 shares. (ii) 300,000 shares of Class A Common Stock and 60,000 shares issuable upon exercise of a warrant sold to Mr. Kimberlin pursuant to a Stock and Warrant Purchase Agreement dated September 22, 1997, which shares are entitled to certain piggyback registration rights.

(4) Represents (i) 200,000 shares of Class A Common Stock and (ii) 40,000 shares issuable upon exercise of a warrant sold to Mr. Seedman pursuant to a Stock and Warrant Purchase Agreement dated September 16, 1997, which shares are entitled to certain piggyback registration rights.

(5) Represents (i) 50,000 shares of Class A Common Stock and (ii) 10,000 shares issuable upon exercise of a warrant sold to Mr. Negroponte pursuant to a Stock and Warrant Purchase Agreement dated September 16, 1997, which shares are entitled to certain piggyback registration rights.

(6) Represents (i) 50,000 shares of Class A Common Stock and (ii) 10,000 shares issuable upon exercise of a warrant sold to Media Technologies pursuant to a Stock and Warrant Purchase Agreement dated September 16, 1997, which shares are entitled to certain piggyback registration rights.

(7) Represents (i) 100,000 shares of Class A Common Stock and (ii) 20,000 shares issuable upon exercise of a warrant sold to Mr. Murray pursuant to a Stock and Warrant Purchase Agreement dated September 16, 1997, which shares are entitled to certain piggyback registration rights.

(8) Represents (i) 100,000 shares of Class A Common Stock and (ii) 20,000 shares issuable upon exercise of a warrant sold to Mongoose Executive Pension Trust pursuant to a Stock and Warrant Purchase Agreement dated September 16, 1997, which shares are entitled to certain piggyback registration rights.

(9) Represents shares held and 39,500 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days.

(10) Represents 25,871 shares of Class A Common Stock issued in an exchange transaction with ChipShots Associates LLC.

(11) Represents 18,000 shares of Class A Common Stock issued to Mr. Chemel as payment for consultancy services rendered during 1997.

(12) Represents 20,000 shares of Class A Common Stock issued to Mr. Orbach as payment for consultancy services rendered during 1997.

(13) Represents 9,000 shares of Class A Common Stock issued to Mr. Wargon as payment for consultancy services rendered during 1997.

(14) The number of shares of Class A Common Stock registered pursuant to the registration statement of which this Prospectus is a part and the number of shares of Class A Common Stock offered hereby have been determined by agreement between the Company and Combination. Because the number of shares of Class A Common Stock that will ultimately be issued to Combination upon conversion of the Series G Preferred Stock is dependent upon the conversion formula described above, such number of shares (and therefore the number of shares of Class A Common Stock offered hereby) cannot be determined at this time.

                              PLAN OF DISTRIBUTION

     The shares of Class A Common Stock offered hereby may be offered for resale by the Selling Security Holders (or their donees, transferees or successors in interest) from time to time in transactions for their own account (which may include block transactions) on any national securities exchange or quotation service on which the Class A Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges (including privately negotiated transactions) or in the over-the-counter market, through the writing of options, or a combination of such methods of sale, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the shares of Class A Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). From time to time the Selling Security Holders may engage in short sales, including short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Class A Common Stock in connection therewith. Further, except as set forth herein, the Selling Security Holders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time, which may have a depressive effect on the market price of the Company's Class A Common Stock. The Selling Security Holders may also pledge shares of Class A Common Stock as collateral for margin accounts, and such shares could be resold pursuant to the terms of such accounts. The Selling Security Holders and any dealers or agents participating in the distribution of the Class A Common Stock may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale of the Class A Common Stock by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company will not receive any proceeds of the sales of the Class A Common Stock by the Selling Security Holders.

     To comply with the securities laws of certain jurisdictions, if applicable, the Class A Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Class A Common Stock may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Class A Common Stock may not simultaneously engage in market-making activities with respect to such securities for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Security Holder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the Class A Common Stock and the brokers' and dealers' ability to engage in market-making activities with respect to these securities.

     Pursuant to the Registration Agreement, all expenses of the registration of the Class A Common Stock will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Security Holders will pay all underwriting discounts and selling commissions, if any. The Selling Security Holders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Security Holders against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Curtis, Mallet-Prevost, Colt & Mosle, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Wave Systems Corp. and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 and for the period from February 12, 1988 (inception) to December 31, 1997, included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1997 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations since inception raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE(S)
                                                              -------
Independent Auditors' Report................................     F-2
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................     F-3
Consolidated Statements of Operations for each of the years
  ended December 31, 1997, 1996 and 1995 and for the period
  from February 12, 1988 (inception) through December 31,
  1997......................................................     F-4
Consolidated Statements of Stockholders' Equity (Deficiency)
  for each of the years ended December 31, 1997, 1996 and
  1995 and for the period from February 12, 1988 (inception)
  through December 31, 1997.................................     F-5
Consolidated Statements of Cash Flows for each of the years
  ended December 31, 1997, 1996 and 1995 and for the period
  from February 12, 1988 (inception) through December 31,
  1997......................................................    F-10
Notes to Consolidated Financial Statements..................    F-12

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Wave Systems Corp.:

     We have audited the consolidated financial statements of Wave Systems Corp. and subsidiaries (a development stage corporation) as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wave Systems Corp. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from February 12, 1988 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that Wave Systems Corp. and subsidiaries will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception that raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/  KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 27, 1998

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                  1997           1996
                                                              ------------    -----------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $    758,721      4,064,324
  Prepaid expenses and other receivables....................            --         70,358
                                                              ------------    -----------
          Total current assets..............................       758,721      4,134,682
Property and equipment, less accumulated depreciation of
  $964,184 in 1997 and $622,356 in 1996.....................       849,276        934,798
Goodwill, net of accumulated amortization of $39,686 in
  1996......................................................            --        912,752
Other assets................................................        70,216        254,987
                                                              ------------    -----------
                                                              $  1,678,213      6,237,219
                                                              ============    ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable and accrued expenses.....................  $  1,427,762        937,163
  Note payable..............................................       522,124        465,500
                                                              ------------    -----------
          Total Current Liabilities.........................     1,949,886      1,402,663
                                                              ------------    -----------
Series A Cumulative Redeemable Preferred Stock, $.01 par
  value.
  360 shares issued and outstanding in 1997 and 1996;
  involuntary
  liquidation value, $471,601...............................       471,601        432,334
Series B Preferred Stock, $.01 par value. 20 shares issued
  and
  outstanding in 1996.......................................            --        195,520
Series C Convertible Preferred Stock $.01 par value. 150,000 shares
  issued and outstanding in 1996............................            --      2,647,742
                                                              ------------    -----------
          Total preferred stock.............................       471,601      3,275,596
                                                              ------------    -----------
Stockholders' equity:
  Preferred stock, $.01 par value. Authorized 2,000,000
     shares; 360 shares issued and outstanding as Series A
     Cumulative Redeemable Preferred Stock..................            --             --
  Common stock, $.01 par value. Authorized 25,000,000 shares as Class A; issued and outstanding 22,874,639 in 1997
     and 11,582,086 in 1996.................................       228,747        115,821
  Common stock, $.01 par value. Authorized 13,000,000 shares as Class B; issued and outstanding 4,421,953 in 1997
     and 6,208,141 in 1996..................................        44,220         62,081
  Capital in excess of par value............................    44,520,246     33,052,432
  Deficit accumulated during the development stage..........   (45,324,463)   (31,426,669)
  Less: Note receivable from stockholder, including accrued
     interest
     of $88,849 in 1997 and $71,530 in 1996.................      (212,024)      (244,705)
                                                              ------------    -----------
          Total stockholders' equity (deficiency)...........      (743,274)     1,558,960
                                                              ------------    -----------
Commitments and contingencies
                                                              $  1,678,213      6,237,219
                                                              ============    ===========

          See accompanying notes to consolidated financial statements.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    YEARS ENDED DECEMBER 31, 1997, 1996 AND
                     1995 AND PERIOD FROM FEBRUARY 12, 1988
                              (DATE OF INCEPTION)
                           THROUGH DECEMBER 31, 1997

                                                                                               PERIOD FROM
                                                                                            FEBRUARY 12, 1988
                                                                                           (DATE OF INCEPTION)
                                                                                                 THROUGH
                                                                                              DECEMBER 31,
                                                   1997           1996          1995              1997
                                               ------------    ----------    ----------    -------------------
Net revenue..................................  $10,712......        1,458            --             12,170
                                               ------------    ----------    ----------        -----------
Operating expenses:
  Selling, general and administrative........     7,983,151     5,560,620     4,080,185         27,436,506
  Write-off of goodwill......................       769,886            --            --            769,886
  Aladdin license and in process research and
     development expense.....................     3,889,000            --            --          3,889,000
  Research and development...................     2,146,127     3,309,022     3,324,735         14,745,813
                                               ------------    ----------    ----------        -----------
                                                 14,788,164     8,869,642     7,404,920         46,841,205
                                               ------------    ----------    ----------        -----------
Other income (expense):
  License fee................................     1,000,000            --            --          1,000,000
  Interest income............................        55,282       194,766       560,875          1,058,332
  Interest expense...........................      (175,624)      (10,397)       (1,541)          (566,480)
  Other income...............................            --            --        12,720             12,720
                                               ------------    ----------    ----------        -----------
                                                    879,658       184,369       572,054          1,504,572
                                               ------------    ----------    ----------        -----------
          Net loss...........................   (13,897,794)   (8,683,815)   (6,832,866)       (45,324,463)
Accrued dividends on preferred stock
  (including accretion of assured incremental
  yield on preferred stock of $1,673,000 in
  1997 and $670,965 in 1996).................     2,482,982       870,579        40,600          3,478,495
                                               ------------    ----------    ----------        -----------
          Net loss to common stockholders....  $(16,380,776)   (9,554,394)   (6,873,466)       (48,802,958)
                                               ============    ==========    ==========        ===========
Weighted average number of common shares
  outstanding during the period..............    20,943,748    14,956,584    13,794,373          9,777,559
Loss per common share........................  $       (.78)         (.64)         (.50)             (4.99)
                                               ============    ==========    ==========        ===========

          See accompanying notes to consolidated financial statements.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) PERIOD FROM FEBRUARY 12, 1988 (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                                                                                                DEFICIT
                                                      CLASS A                 CLASS B                         ACCUMULATED
                                                   COMMON STOCK            COMMON STOCK          CAPITAL      DURING THE
                                               ---------------------   ---------------------   IN EXCESS OF   DEVELOPMENT
                                                 SHARES      AMOUNT      SHARES      AMOUNT     PAR VALUE        STAGE
                                               ----------   --------   ----------   --------   ------------   -----------
Shares issued to founders at $.003 per
  share......................................          --         --    4,680,000   $ 46,800       (31,200)            --
Shares issued at $1.25 per share, net of
  expenses of $36,574 from September through
  November 1988..............................          --         --      300,000      3,000       335,426             --
Net loss for period ended December 31,
  1988.......................................          --         --           --         --            --       (326,832)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1988.................          --         --    4,980,000     49,800       304,226       (326,832)
Shares issued at $1.25 per share, net of
  expenses of $68,750, from January through
  December 1989..............................          --         --      270,000      2,700       266,050             --
Shares issued at $1.25 per share in July 1989
  as compensation for services rendered......          --         --        1,920         19         2,381             --
Shares issued by principal stockholders at
  $1.25 per share in December 1989 as
  compensation for services rendered.........          --         --           --         --       374,000             --
Net loss for year ended December 31, 1989....          --         --           --         --            --       (982,186)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1989.................          --         --    5,251,920     52,519       946,657     (1,309,018)
Shares issued by principal stockholder at
  $1.25 per share in March 1990 as
  compensation for services rendered.........          --         --           --     56,250            --             --
Shares issued by principal stockholder at
  $.50 per share in March 1990 as
  compensation for services rendered.........          --         --           --         --        60,000             --
Shares issued at $1.67 per share in May 1990
  as compensation for services rendered......          --         --        6,000         60         9,940             --
Shares issued at $1.67 per share, net of
  expenses of $5,000 in March, April,
  November and December 1990.................          --         --      390,000      3,900       641,100             --
Net loss for year ended December 31, 1990....          --         --           --         --            --     (1,178,129)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1990.................          --         --    5,647,920     56,479     1,713,947     (2,487,147)
Shares issued at $1.67 per share from March
  through November 1991......................          --         --      315,000      3,150       521,850             --
Shares issued at $1.67 per share in November
  1991 as compensation for services
  rendered...................................          --         --       19,800        198        32,802             --
Net loss for year ended December 31, 1991....          --         --           --         --            --     (1,009,368)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1991 (CARRIED
  FORWARD)...................................          --         --    5,982,720     59,827     2,268,599     (3,496,515)


                                                                 NOTE
                                                              RECEIVABLE
                                                 DEFERRED        FROM
                                               COMPENSATION   STOCKHOLDER      TOTAL
                                               ------------   -----------   -----------
Shares issued to founders at $.003 per
  share......................................          --            --          15,600
Shares issued at $1.25 per share, net of
  expenses of $36,574 from September through
  November 1988..............................          --            --         338,426
Net loss for period ended December 31,
  1988.......................................          --            --        (326,832)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1988.................          --            --          27,194
Shares issued at $1.25 per share, net of
  expenses of $68,750, from January through
  December 1989..............................          --            --         268,750
Shares issued at $1.25 per share in July 1989
  as compensation for services rendered......          --            --           2,400
Shares issued by principal stockholders at
  $1.25 per share in December 1989 as
  compensation for services rendered.........          --            --         374,000
Net loss for year ended December 31, 1989....          --            --        (982,186)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1989.................          --            --        (309,842)
Shares issued by principal stockholder at
  $1.25 per share in March 1990 as
  compensation for services rendered.........          --            --          56,250
Shares issued by principal stockholder at
  $.50 per share in March 1990 as
  compensation for services rendered.........          --            --          60,000
Shares issued at $1.67 per share in May 1990
  as compensation for services rendered......          --            --          10,000
Shares issued at $1.67 per share, net of
  expenses of $5,000 in March, April,
  November and December 1990.................          --            --         645,000
Net loss for year ended December 31, 1990....          --            --      (1,178,129)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1990.................          --            --        (716,721)
Shares issued at $1.67 per share from March
  through November 1991......................          --            --         525,000
Shares issued at $1.67 per share in November
  1991 as compensation for services
  rendered...................................          --            --          33,000
Net loss for year ended December 31, 1991....          --            --      (1,009,368)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1991 (CARRIED
  FORWARD)...................................          --            --      (1,168,089)

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) -- (CONTINUED)

                                                                                                                DEFICIT
                                                      CLASS A                 CLASS B                         ACCUMULATED
                                                   COMMON STOCK            COMMON STOCK          CAPITAL      DURING THE
                                               ---------------------   ---------------------   IN EXCESS OF   DEVELOPMENT
                                                 SHARES      AMOUNT      SHARES      AMOUNT     PAR VALUE        STAGE
                                               ----------   --------   ----------   --------   ------------   -----------
BALANCE AT DECEMBER 31, 1991 (BROUGHT
  FORWARD)...................................          --         --    5,982,720   $ 59,827     2,268,599     (3,496,515)
Shares issued at $1.67 per share from January
  through October 1992.......................          --         --      708,000      7,080     1,172,920             --
Shares issued at $1.67 per share in May 1992
  in connection with License and
  Cross-License Agreement....................          --         --      674,976      6,750     1,118,210             --
Shares issued at $1.67 per share in May 1992
  as compensation for services rendered......          --         --       18,000        180        29,820             --
Shares issued at $2.50 per share in May and
  November 1992 as compensation for services
  rendered...................................          --         --      771,000      7,710     1,919,790             --
Shares issued at $2.50 per share, net of
  expenses of $7,500, in November and
  December 1992..............................          --         --      323,001      3,230       796,773             --
Shares issued by principal stockholder in
  December 1992 at $2.50 per share as
  compensation for services rendered.........          --         --           --         --        75,000             --
Shares canceled in October and December
  1992.......................................          --         --      (75,000)      (750)          750             --
Issuance of stock options at $.003 exercise
  price per share in June 1992...............          --         --           --         --       798,400             --
Amortization of deferred compensation........          --         --           --         --            --             --
Accrued dividends on preferred stock.........          --         --           --         --        (6,383)            --
Note received from stockholder and accrual of
  interest thereon...........................          --         --           --         --            --             --
Net loss for year ended December 31, 1992....          --         --           --         --            --     (4,182,638)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1992 (CARRIED
  FORWARD)...................................          --         --    8,402,697     84,027     8,173,879     (7,679,153)


                                                                 NOTE
                                                              RECEIVABLE
                                                 DEFERRED        FROM
                                               COMPENSATION   STOCKHOLDER      TOTAL
                                               ------------   -----------   -----------
BALANCE AT DECEMBER 31, 1991 (BROUGHT
  FORWARD)...................................          --            --      (1,169,089)
Shares issued at $1.67 per share from January
  through October 1992.......................          --            --       1,180,000
Shares issued at $1.67 per share in May 1992
  in connection with License and
  Cross-License Agreement....................          --            --       1,124,960
Shares issued at $1.67 per share in May 1992
  as compensation for services rendered......          --            --          30,000
Shares issued at $2.50 per share in May and
  November 1992 as compensation for services
  rendered...................................          --            --       1,927,500
Shares issued at $2.50 per share, net of
  expenses of $7,500, in November and
  December 1992..............................          --            --         800,003
Shares issued by principal stockholder in
  December 1992 at $2.50 per share as
  compensation for services rendered.........          --            --          75,000
Shares canceled in October and December
  1992.......................................          --            --              --
Issuance of stock options at $.003 exercise
  price per share in June 1992...............    (398,660)           --         399,740
Amortization of deferred compensation........     155,455            --         155,455
Accrued dividends on preferred stock.........          --            --          (6,383)
Note received from stockholder and accrual of
  interest thereon...........................          --      (152,974)       (152,974)
Net loss for year ended December 31, 1992....          --            --      (4,182,618)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1992 (CARRIED
  FORWARD)...................................    (243,205)     (152,974)        182,574

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) -- (CONTINUED)

                                                                                                                DEFICIT
                                                      CLASS A                 CLASS B                         ACCUMULATED
                                                   COMMON STOCK            COMMON STOCK          CAPITAL      DURING THE
                                               ---------------------   ---------------------   IN EXCESS OF   DEVELOPMENT
                                                 SHARES      AMOUNT      SHARES      AMOUNT     PAR VALUE        STAGE
                                               ----------   --------   ----------   --------   ------------   -----------
BALANCE AT DECEMBER 31, 1992 (BROUGHT
  FORWARD)...................................          --         --    8,402,697   $ 84,027     8,173,879     (7,679,153)
Shares issued at $1.67 per share in February
  1993.......................................          --         --       30,000        300        49,800             --
Shares issued at $3.50 per share, net of
  expenses of $82,427, from April through
  December 1993..............................          --         --      550,359      5,504     1,838,294             --
Shares issued at $3.50 per share from May to
  December 1993 as compensation for services
  rendered, for the acquisition of property
  and equipment and as additional interest on
  borrowings.................................          --         --       73,319        733       255,884             --
Issuance of warrants to purchase Class B
  common stock from September to December
  1993 in conjunction with the issuance of
  convertible debt...........................          --         --           --         --        72,893             --
Amortization of deferred compensation........          --         --           --         --            --             --
Accrued dividends on preferred stock.........          --         --           --         --       (38,467)            --
Note received from stockholder and accrual of
  interest thereon...........................          --         --           --         --            --             --
Net loss for year ended December 31, 1993....          --         --           --         --            --     (3,959,334)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1993.................          --         --    9,056,375     90,564    10,352,283    (11,638,487)
Shares issued at $3.50 per share in January
  and February 1994..........................          --         --       95,715        957       334,046             --
Shares issued at $3.50 per share in February
  1994 as additional interest on
  borrowings.................................          --         --        5,700         57        19,893             --
Issuance of warrants to purchase Class B
  common stock in January and February 1994
  in conjunction with the issuance of
  convertible debt...........................          --         --           --         --       115,234             --
Accrued dividends on preferred stock.........          --         --           --         --       (39,484)            --
Accrual of interest on note receivable from
  stockholder................................          --         --           --         --            --             --
Sale of warrants to underwriter in September
  1994.......................................          --         --           --         --             4             --
Conversion of notes payable..................          --         --      599,507      5,995     2,079,131             --
Shares issued at $5.00 per share in initial
  public offering in September 1994, net of
  expenses of $2,929,835.....................   3,728,200   $ 37,282           --         --    15,673,883             --
Net loss for year ended December 31, 1994....          --         --           --         --            --     (4,271,501)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1994 (CARRIED
  FORWARD)...................................   3,728,200     37,282    9,757,297     97,573    28,534,990    (15,909,988)
                                               ----------   --------   ----------   --------    ----------    -----------


                                                                 NOTE
                                                              RECEIVABLE
                                                 DEFERRED        FROM
                                               COMPENSATION   STOCKHOLDER      TOTAL
                                               ------------   -----------   -----------
BALANCE AT DECEMBER 31, 1992 (BROUGHT
  FORWARD)...................................    (243,205)     (152,974)        182,574
Shares issued at $1.67 per share in February
  1993.......................................          --            --          50,100
Shares issued at $3.50 per share, net of
  expenses of $82,427, from April through
  December 1993..............................          --            --       1,843,798
Shares issued at $3.50 per share from May to
  December 1993 as compensation for services
  rendered, for the acquisition of property
  and equipment and as additional interest on
  borrowings.................................          --            --         256,617
Issuance of warrants to purchase Class B
  common stock from September to December
  1993 in conjunction with the issuance of
  convertible debt...........................          --            --          72,893
Amortization of deferred compensation........     243,205            --         243,205
Accrued dividends on preferred stock.........          --            --         (38,467)
Note received from stockholder and accrual of
  interest thereon...........................          --       (39,783)        (39,783)
Net loss for year ended December 31, 1993....          --            --      (3,959,334)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1993.................          --      (192,757)     (1,388,397)
Shares issued at $3.50 per share in January
  and February 1994..........................          --            --         335,003
Shares issued at $3.50 per share in February
  1994 as additional interest on
  borrowings.................................          --            --          19,950
Issuance of warrants to purchase Class B
  common stock in January and February 1994
  in conjunction with the issuance of
  convertible debt...........................          --            --         115,234
Accrued dividends on preferred stock.........          --            --         (39,484)
Accrual of interest on note receivable from
  stockholder................................          --       (17,315)        (17,315)
Sale of warrants to underwriter in September
  1994.......................................          --            --               4
Conversion of notes payable..................          --            --       2,085,126
Shares issued at $5.00 per share in initial
  public offering in September 1994, net of
  expenses of $2,929,835.....................          --            --      15,711,165
Net loss for year ended December 31, 1994....          --            --      (4,271,501)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1994 (CARRIED
  FORWARD)...................................          --      (210,072)     12,549,785
                                                 --------      --------     -----------

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) -- (CONTINUED)

                                                                                                                DEFICIT
                                                      CLASS A                 CLASS B                         ACCUMULATED
                                                   COMMON STOCK            COMMON STOCK          CAPITAL      DURING THE
                                               ---------------------   ---------------------   IN EXCESS OF   DEVELOPMENT
                                                 SHARES      AMOUNT      SHARES      AMOUNT     PAR VALUE        STAGE
                                               ----------   --------   ----------   --------   ------------   -----------
BALANCE AT DECEMBER 31, 1994 (BROUGHT
  FORWARD)...................................   3,728,200   $ 37,282    9,757,297   $ 97,573    28,534,990    (15,909,988)
Shares issued at prices ranging from $1.00
  per share to $3.13 per share as
  compensation for services rendered.........      31,559        315           --         --        57,184             --
Exercise of options to purchase Class B
  stock......................................          --         --      681,700      6,817       429,413             --
Accrued dividends on preferred stock.........          --         --           --         --       (40,600)            --
Accrual of interest on note receivable from
  stockholder................................          --         --           --         --            --             --
Exchange of Class B stock for Class A
  stock......................................   2,855,859     28,559   (2,855,859)   (28,559)           --             --
Net loss for the year ended December 31,
  1995.......................................          --         --           --         --            --     (6,832,866)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1995.................   6,615,618     66,156    7,583,138     75,831    28,980,987    (22,742,854)
Exercise of options to purchase Class A
  stock......................................     214,091      2,141           --         --       420,366             --
Shares issued at prices ranging from $2.06
  per share to $3.44 per share as
  compensation for services rendered.........      42,077        421           --         --       123,029             --
Issuance of unregistered Class B common stock
  to acquire Wave Interactive Network valued
  at approximately $.98 per share............          --         --      375,000      3,750       364,688             --
Issuance of warrants to purchase unregistered
  shares of Class A common stock in
  conjunction with the issuance of
  convertible debt and preferred stock.......          --         --           --         --       283,455             --
Conversion of Class B Preferred Stock........   2,960,303     29,603           --         --     3,078,921             --
Accrual of interest on note receivable.......          --         --           --         --            --             --
Accrued dividends on preferred stock.........          --         --           --         --      (199,014)            --
Exchange of Class B stock for Class A
  stock......................................   1,749,997     17,500   (1,749,997)   (17,500)           --             --
Net loss for the year ended December 31,
  1996.......................................          --         --           --         --            --     (8,683,815)
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1996 (CARRIED
  FORWARD)...................................  11,582,086    115,821    6,208,141     62,081    33,052,432    (31,426,669)
                                               ----------   --------   ----------   --------    ----------    -----------


                                                                 NOTE
                                                              RECEIVABLE
                                                 DEFERRED        FROM
                                               COMPENSATION   STOCKHOLDER      TOTAL
                                               ------------   -----------   -----------
BALANCE AT DECEMBER 31, 1994 (BROUGHT
  FORWARD)...................................          --      (210,072)     12,549,785
Shares issued at prices ranging from $1.00
  per share to $3.13 per share as
  compensation for services rendered.........          --            --          57,499
Exercise of options to purchase Class B
  stock......................................          --            --         436,230
Accrued dividends on preferred stock.........          --            --         (40,600)
Accrual of interest on note receivable from
  stockholder................................          --       (17,318)        (17,318)
Exchange of Class B stock for Class A
  stock......................................          --            --              --
Net loss for the year ended December 31,
  1995.......................................          --            --      (6,832,866)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1995.................          --      (227,390)      6,152,730
Exercise of options to purchase Class A
  stock......................................          --            --         422,507
Shares issued at prices ranging from $2.06
  per share to $3.44 per share as
  compensation for services rendered.........          --            --         123,450
Issuance of unregistered Class B common stock
  to acquire Wave Interactive Network valued
  at approximately $.98 per share............          --            --         368,438
Issuance of warrants to purchase unregistered
  shares of Class A common stock in
  conjunction with the issuance of
  convertible debt and preferred stock.......          --            --         283,455
Conversion of Class B Preferred Stock........          --            --       3,108,524
Accrual of interest on note receivable.......          --       (17,315)        (17,315)
Accrued dividends on preferred stock.........          --            --        (199,014)
Exchange of Class B stock for Class A
  stock......................................          --            --              --
Net loss for the year ended December 31,
  1996.......................................          --            --      (8,683,815)
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1996 (CARRIED
  FORWARD)...................................          --      (244,705)      1,558,960
                                                 --------      --------     -----------

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) -- (CONTINUED)

                                                                                                                DEFICIT
                                                      CLASS A                 CLASS B                         ACCUMULATED
                                                   COMMON STOCK            COMMON STOCK          CAPITAL      DURING THE
                                               ---------------------   ---------------------   IN EXCESS OF   DEVELOPMENT
                                                 SHARES      AMOUNT      SHARES      AMOUNT     PAR VALUE        STAGE
                                               ----------   --------   ----------   --------   ------------   -----------
BALANCE AT DECEMBER 31, 1996 (BROUGHT
  FORWARD)...................................  11,582,086   $115,821    6,208,141   $ 62,081    33,052,432    (31,426,669)
Exercise of options to purchase Class A and B
  common stock...............................      70,326        703       10,330        104       139,081             --
Shares issued at prices ranging from $1.00
  per share to $3.00 per share as
  compensation for services rendered.........     126,885      1,269           --         --       304,227             --
Conversion of preferred stock into common
  stock......................................   7,998,860     79,989           --         --     6,703,028             --
Issuance of Class A common stock and warrants
  to purchase Class A common stock to
  Aladdin....................................     500,000      5,000           --         --     3,834,000             --
Issuance of Class A common stock and warrants
  to purchase Class A common stock...........     799,964      8,000           --         --       792,000             --
Reduction in note receivable.................          --         --           --         --            --             --
Accrual of interest on note receivable.......          --         --           --         --            --             --
Issuance of warrants to purchase Class A
  common stock in conjunction with the
  issuance of Preferred Stock................          --         --           --         --       386,462             --
Accrued dividend on preferred stock including
  accretion of assured incremental yield.....          --         --           --         --    (1,372,984)            --
Assured incremental yield on issuance of
  Series F convertible preferred stock and
  debt.......................................          --         --           --         --       682,000             --
Net loss.....................................          --         --           --         --            --    (13,897,794)
Exchange of Class B stock for Class A
  stock......................................   1,796,518     17,965   (1,796,518)   (17,965)           --             --
                                               ----------   --------   ----------   --------    ----------    -----------
BALANCE AT DECEMBER 31, 1997.................  22,874,639    228,747    4,421,953     44,220    44,520,246    (45,324,463)
                                               ==========   ========   ==========   ========    ==========    ===========


                                                                 NOTE
                                                              RECEIVABLE
                                                 DEFERRED        FROM
                                               COMPENSATION   STOCKHOLDER      TOTAL
                                               ------------   -----------   -----------
BALANCE AT DECEMBER 31, 1996 (BROUGHT
  FORWARD)...................................          --      (244,705)      1,558,960
Exercise of options to purchase Class A and B
  common stock...............................          --            --         139,888
Shares issued at prices ranging from $1.00
  per share to $3.00 per share as
  compensation for services rendered.........          --            --         305,496
Conversion of preferred stock into common
  stock......................................          --            --       6,783,017
Issuance of Class A common stock and warrants
  to purchase Class A common stock to
  Aladdin....................................          --            --       3,839,000
Issuance of Class A common stock and warrants
  to purchase Class A common stock...........          --            --         800,000
Reduction in note receivable.................          --        50,000          50,000
Accrual of interest on note receivable.......          --       (17,319)        (17,319)
Issuance of warrants to purchase Class A
  common stock in conjunction with the
  issuance of Preferred Stock................          --            --         386,462
Accrued dividend on preferred stock including
  accretion of assured incremental yield.....          --            --      (1,372,984)
Assured incremental yield on issuance of
  Series F convertible preferred stock and
  debt.......................................          --            --         682,000
Net loss.....................................          --            --     (13,897,794)
Exchange of Class B stock for Class A
  stock......................................          --            --              --
                                                 --------      --------     -----------
BALANCE AT DECEMBER 31, 1997.................          --      (212,024)       (743,274)
                                                 ========      ========     ===========

          See accompanying notes to consolidated financial statements.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            YEARS ENDED DECEMBER 31, 1997, 1996, 1995 AND THE PERIOD
      FROM FEBRUARY 12, 1988 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997

                                                                                                  PERIOD FROM
                                                                                               FEBRUARY 12, 1988
                                                                                              (DATE OF INCEPTION)
                                                                                                    THROUGH
                                                                                                 DECEMBER 31,
                                                        1997          1996         1995              1997
                                                    ------------   ----------   -----------   -------------------
Cash flows from operating activities:
  Net loss........................................  $(13,897,794)  (8,683,815)   (6,832,866)      (45,324,463)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Write-off of goodwill........................       769,886           --            --           769,886
     Depreciation and amortization................       486,693      316,829       177,393         1,187,368
     Reserve for note from affiliate..............            --    1,004,934       668,000         1,672,934
     Accrued interest on marketable securities....            --       48,617       (48,617)         (106,962)
     Noncash expenses:
       Accretion of assured incremental yield on
          convertible debt........................       119,000           --            --           119,000
       Common stock issued in connection with
          License and Cross-License Agreement.....            --           --            --         1,124,960
       Common stock issued for services rendered
          and additional interest on borrowings...       305,496       40,938        57,499         2,677,058
       Issuance of warrants to Aladdin............     2,939,000           --            --         2,939,000
       Accrued interest on note payable...........        56,624        9,500            --            66,124
       Preferred stock issued for services
          rendered................................            --           --            --           265,600
       Compensation associated with issuance of
          stock options...........................            --           --            --           399,740
       Amortization of deferred compensation......            --           --            --           398,660
       Amortization of discount on notes
          payable.................................            --           --            --           166,253
       Common stock issued by principal
          stockholder for services rendered.......            --           --            --           565,250
     Changes in assets and liabilities:
       Increase in accrued interest on note
          receivable..............................       (17,319)     (17,315)      (17,318)          (88,850)
       Increase (decrease) in prepaid expenses and
          other receivables.......................        70,358       64,413       (70,602)               --
       Increase in other assets...................       184,771      (53,346)      (88,114)          (85,132)
       (Decrease) increase in accounts payable and
          accrued expenses........................       490,599     (191,103)      343,633         1,565,274
                                                    ------------   ----------   -----------       -----------
          Net cash used in operating activities...    (8,492,686)  (7,460,348)   (5,810,992)      (31,688,300)
                                                    ------------   ----------   -----------       -----------

                                                                                                  PERIOD FROM
                                                                                               FEBRUARY 12, 1988
                                                                                              (DATE OF INCEPTION)
                                                                                                    THROUGH
                                                                                                 DECEMBER 31,
                                                        1997          1996         1995              1997
                                                    ------------   ----------   -----------   -------------------
Cash flows from investing activities:
  Acquisition of property and equipment...........      (256,306)    (252,439)     (814,205)       (1,807,118)
  Short-term loans to affiliate...................            --   (1,004,934)     (668,000)       (1,672,934)
  Organizational costs............................            --           --            --           (14,966)
  Purchase of marketable securities-held to
     maturity.....................................            --   (2,945,458)  (16,601,235)      (27,546,769)
  Maturity of marketable securities-held to
     maturity.....................................            --    6,843,041    20,810,690        27,653,731
                                                    ------------   ----------   -----------       -----------
          Net cash provided by (used in) investing
            activities............................      (256,306)   2,640,210     2,727,250        (3,388,056)
                                                    ------------   ----------   -----------       -----------
Cash flows from financing activities:
  Net proceeds from issuance of common stock......     1,839,888      422,507       436,230        24,409,471
  Net proceeds from issuance of preferred stock
     and warrants.................................     3,555,501    5,950,027            --         9,505,527
  Sale of warrants................................            --           --            --                 4
  Note receivable from stockholder................        50,000           --            --          (123,175)
  Proceeds from notes payable and warrants to
     stockholders.................................            --           --            --         2,083,972
  Repayments of notes payable to stockholders.....            --           --            --        (1,069,972)
  Proceeds from notes payable and warrants........            --           --            --         1,284,250
  Repayments of note payable......................            --           --            --          (255,000)
  Advances from stockholder.......................            --           --            --           227,598
  Repayments of advances from stockholder.........            --           --            --          (227,598)
                                                    ------------   ----------   -----------       -----------
          Net cash provided by financing
            activities............................     5,443,389    6,372,534       436,230        35,835,077
                                                    ------------   ----------   -----------       -----------
Net increase (decrease) in cash and cash
  equivalents.....................................    (3,305,603)   1,552,396    (2,647,512)          758,721
Cash and cash equivalents at beginning of
  period..........................................     4,064,324    2,511,928     5,159,440                --
                                                    ------------   ----------   -----------       -----------
Cash and cash equivalents at end of period........  $    758,721    4,064,324     2,511,928           758,721
                                                    ============   ==========   ===========       ===========

          See accompanying notes to consolidated financial statements.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      DECEMBER 31, 1997, 1996, 1995 AND THE PERIOD FROM FEBRUARY 12, 1988
                 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997

(1) ORGANIZATION AND BASIS OF PREPARATION

     Wave Systems Corp. (the "Company" or "Wave") is engaged in the research and development of a proprietary system (the "Wave System") for use with a computer, that measures, controls, and records the use of electronic content. The Company is also engaged in various research, development and marketing efforts to commercialize the Wave System to provide more efficient and flexible pricing (e.g., pay per use or rent to own) and greater security on the usage of the electronic content. The Company is in the development stage and, accordingly, the accompanying consolidated financial statements are presented in a format prescribed for a development stage enterprise.

     The Company has incurred significant losses in current and prior periods. Management intends to continue to devote resources toward the research, development and marketing of its products in order to generate future revenues from licensing and product sales. In addition, the Company is actively pursuing additional short- and long-term financing sources, including debt and equity financing. Although management believes that it can successfully research, develop and market its products and obtain additional financing, there can be no assurance that it will be able to do so.

(2) SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include the financial statements of Wave; a wholly owned subsidiary, Harvard International Medical Library, Inc., doing business as MedWave; a majority owned inactive subsidiary, Network News Corp., ("NNC"); and a wholly owned inactive subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

  (c) Cash Equivalents

     For purpose of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

  (d) Property and Equipment

     Property and equipment, including computer software, are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of five years.

  (e) Goodwill

     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the period expected to be benefited of five years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the related acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill is impacted if estimated future operating cash flows are not achieved. During the third quarter of 1997, the Company wrote-off goodwill related to the WIN acquisition as it was uncertain whether the current and expected future results of operations of WIN would be sufficient to support its carrying value.

  (f) Income Taxes

     The Company accounts for income taxes under the asset and liability method. As such, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Stock Option

     Plan The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. On January 1, 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation and accordingly, provides pro forma net income and pro forma earnings per share footnote disclosures for employee stock options as if the fair value-based method defined in SFAS No. 123 had been applied.

  (h) Research and Development

     Research and development costs are expensed as incurred.

  (i) Loss Per Share

     During the fourth quarter of 1997 the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share. Pursuant to SFAS 128, basic net loss per common share has been calculated based upon the weighted average number of shares of common stock outstanding during the period. No effect has been given to common stock equivalents or convertible preferred stock or debt in the diluted loss per common share as they are all anti-dilutive. Included in net loss to common stockholders is the accretion of the assured incremental yield related to the ability of the Series B, C, D and F preferred stockholders to acquire common stock upon conversion at a discount. The assured incremental yield is being accreted as a dividend over the periods from the dates of issuance of the preferred stock to the earliest eligible dates for conversion.

  (j) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (k) Reclassifications

     Certain reclassifications have been made to the 1996 consolidated financial statements to conform to the 1997 presentation.

(3) RELATED PARTY TRANSACTIONS

  (a) Note Receivable from Stockholder

     A stockholder, the Chairman and Chief Executive Officer of the Company, was indebted to the Company at December 31, 1997 under two promissory notes totaling $212,024, including accrued interest, due on demand. During 1997, $50,000 of the Chairman and Chief Executive Officer's bonus was used to reduce the principal owned.

     The notes are secured by a pledge of 67,000 shares of Class B common stock held by the stockholder and officer. The notes bear interest at 10% per annum. The notes and accrued interest thereon have been shown as a deduction from stockholders' equity in the accompanying consolidated financial statements.

  (b) Payment to Employer of Related Party

     In 1997, the Company paid $182,209 to Enterprise Engineering Associates ("EEA"), during which time Mr. Michael Sprague was an employee of EEA. On August 1, 1997, Michael Sprague became an employee of Wave, at an annual salary of $110,000. Michael Sprague is the son of the Chairman and Chief Executive Officer of the Company.

  (c) Acquisition and Dispositions

     In November 1995, the Company entered into a transaction with certain individuals whereby shares in its newly-formed subsidiary, Wave Interactive Network, Inc. ("WIN"), were transferred in exchange for a demand note. The amount of the demand note was based on the level of funding provided to WIN by the Company during 1995. The demand note from WIN accrued interest at a rate of Prime plus 1% and, subject to certain limitations associated with WIN's ability to raise additional capital, was convertible into an undiluted 20% of the common shares of WIN at the option of Wave. The Company retained a 1% ownership in WIN and transferred the remaining ownership to certain individuals, including former employees. Approximately 65% of the ownership was transferred to Steven Sprague, President and CEO of WIN, and three other children of Mr. Peter J. Sprague, Chairman and CEO of Wave. The note was fully reserved as its collectibility was dependent upon WIN's ability to raise additional capital. In addition, the Company entered into a separate commercial agreement that, among other things, granted certain distribution rights to WIN in exchange for royalties and other consideration.

     During 1996, the Company continued to finance the operations of WIN through additional demand notes with terms similar to the original demand note. The additional notes amounting to $1,004,000 were also fully reserved. On December 30, 1996, effective as of October 18, 1996, the Company entered into a merger agreement with WIN whereby the Company exchanged, for all of the outstanding WIN common stock that it did not own, 375,000 shares of Class B common stock. These Class B shares are restricted securities within the meaning of Rule 144 of the Securities Act of 1933, as amended (the "Act"). Additionally, based on the attainment of a specified milestone, the shareholders of WIN are entitled to receive an additional 325,000 shares of the Company's Class B common stock. The Company also issued a 10% convertible note and a warrant to refinance a convertible note obligation of WIN amounting to approximately $456,000, which

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

included accrued interest to October 18, 1996, and an outstanding warrant. Included in the results of operations are WIN's operations from October 18, 1996. This acquisition has been accounted for by the purchase method.

     The purchase price of $952,438 was determined based on the estimated fair value of the consideration given to the WIN shareholders and noteholders. Due to its restricted nature, the Class B common stock was valued at a discount of 25% from the market value of the Class A common stock as of October 18, 1996. The convertible note was valued at its face amount as any discount attributable to the incremental yield imbedded in the conversion feature was assumed to be offset by the restricted nature of the Class A common stock into which the note is convertible. The warrant was valued at $128,000, its estimated fair value, using the BlackScholes model and assuming:

         Expected Life 5 years
         Interest Rate 6.25%
         Volatility 124%
         Dividend Yield 0.0%

     The entire purchase price was allocated to goodwill as WIN had no net tangible assets. Subsequently, in 1997, the Company determined it was uncertain whether the current and expected future results of operations of WIN would be adequate to support the goodwill capitalization, and wrote-off the goodwill as impaired. If the contingent consideration is issued, value ascribed to such consideration will be expensed.

(4) PROPERTY AND EQUIPMENT

     Property and equipment as of December 31 consisted of the following:

                                                          1997         1996
                                                       ----------    ---------
Equipment............................................  $1,297,702    1,094,036
Furniture, fixtures and improvements.................     389,530      350,744
Computer software....................................     128,228      112,374
                                                       ----------    ---------
                                                        1,815,460    1,557,154
Less: Accumulated depreciation.......................     966,184      622,356
                                                       ----------    ---------
          Total......................................  $  849,276      934,798
                                                       ==========    =========

     Depreciation expense on property and equipment amounted to approximately $344,000, $272,000, $172,000 and $966,000 for the years ended December 31, 1997,
1996, and 1995 and for the period from inception through December 31, 1997, respectively.

(5) NOTES PAYABLE

     In connection with the acquisition of WIN, the Company issued a 10% convertible note amounting to $456,000 and a warrant to refinance WIN's obligation to a WIN noteholder. The note is convertible any time after April 1, 1997 and will become due, including accrued interest of $66,125, on April 18, 1998. The note is convertible into a number of the Company's unregistered Class A common stock for a period beginning on April 1, 1997 and ending April 18, 1998 calculated as the greater of (a) the number of shares that would be acquired at 80% of the fair market value of the Class A common stock or (b) 250,000 shares plus 2,000 shares for each month the note is outstanding.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses as of December 31 consisted of the following:

                                                           1997        1996
                                                        ----------    -------
Accrual of costs related to the ITG agreement.........  $  490,000         --
Accounts payable......................................     298,486    403,447
Accrued consulting and professional fees..............     264,495    409,562
Accrued payroll and related costs.....................     318,403    111,340
Other accrued liabilities.............................      56,378     12,814
                                                        ----------    -------
          Total.......................................  $1,427,762    937,163
                                                        ==========    =======

(7) CAPITAL STOCK

  (a) Redeemable Preferred Stock

     The Company has authorized 2,000,000 shares of preferred stock having a par value of $.0l per share. On October 19, 1992, the Board of Directors designated and issued 360 shares of this preferred stock of the Company as "Series A Cumulative Redeemable Preferred Stock" ("Series A Preferred Stock").

     The Series A Preferred Stock was issued in settlement of compensation owed to a former officer of the Company for services provided to the Company. The holder of the Series A Preferred Stock is entitled to receive a dividend at the rate of $60 per share per annum, when and as declared by the Board of Directors of the Company. Dividends are cumulative from the date of original issue, and payable upon redemption.

     No dividends may be declared upon the common stock of the Company unless full cumulative dividends on the Series A Preferred Stock have been declared and a sum sufficient for the payment thereof has been set apart for such payment. The stock is non-voting and redeemable at $1,000 per share, plus accumulated dividends, at any time at the option of the Company. The stock is subject to mandatory redemption five years from the date of issuance, or October 1997. Because the dividend rate on the Preferred Stock was below market rates, the stock was discounted to yield a market rate of 12% at the time of issuance, resulting in a discount of $94,400. Dividends of $39,267 (including amortization of the discount of $17,667), $41,800 (including amortization of the discount of $20,200), and $40,600 (including amortization of the discount of $18,998) have been accrued for the years ended December 31, 1997, 1996 and 1995, respectively. The holder has not notified the Company of his intention to redeem the stock. The Company continues to accrue dividends until receipt of such intention.

     In May of 1996, the Company raised $3,214,026, net of issuance costs of $285,974, through the placement of 350 shares of Series B Preferred Stock ("Series B Preferred Stock") pursuant to Regulation S of the Securities Act of 1933 ("the Act"). The Series B Preferred Stock has a stated value of $10,000 per share, which accrues dividends for liquidation and conversion purposes at 6% per annum, and ranks senior to the Company's common stock and Series C Convertible Preferred Stock ("Series C Preferred Stock") and junior to the Series A Preferred Stock. Series B Preferred Stock was convertible by the holder, in increments, into the Company's Class A common stock. The Series B Preferred Stock was convertible at the lesser of 110% of the average closing bid price for the five days immediately preceding the issue date or 85% of the average closing bid price for the five days immediately preceding the conversion date. During 1996, 330 shares of the Company's Series B Preferred Stock were converted into 2,960,303 shares of the Company's Class A common stock and the remaining 20 shares of Series B preferred were converted in 1997 into 117,240 shares of the Company's Class A common stock.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In December of 1996, the Company raised $2,634,037 net of issuance costs of $365,963 ($101,964 of which related to the value ascribed to warrants issued) through the placement of 150,000 shares of Series C Preferred Stock pursuant to Regulation D of the Act. The Series C Preferred Stock has a stated value of $20 per share, which accrues dividends payable quarterly in cash at 6% per annum.

     The Series C Preferred Stock ranks senior to the Company's common stock and junior to the Series A and B Preferred Stock. Series C Preferred Stock was convertible by the holder, in increments, into the Company's Class A common stock based on the market price of the Company's Class A common stock at the time of conversion.

     The Series C Preferred Stock was convertible at the lesser of $2.31 per share or 80%, as adjusted, of the average of the fair value of the Class A common stock for the five days prior to the conversion date. During 1997 all of the Series C preferred stock was converted into 2,850,439 shares of the Company's Class A common stock.

     In May of 1997 the Company raised approximately $1,316,000, net of issuance costs of $272,000 ($162,000 of which related to the value ascribed to warrants issued), through the placement of 80,000 shares of newly created Series D Convertible Preferred Stock. The Series D Preferred Stock had a stated value of $20 per share, which accrued dividends payable quarterly in cash at 6%.

     The Series D Convertible Preferred Stock was convertible into the Class A Common Stock of the Company at an effective conversion price of the lower of (i) $1.35, or (ii) 80% of the average closing bid price on the NASDAQ National Market System of the Company's Class A Common Stock for the five (5) trading days immediately preceding the date of conversion. During 1997 all of the Series D Convertible Preferred Stock was converted into 2,070,095 shares of the Company's Class A Common Stock.

  (b) Convertible Preferred Stock

     In October 1997 the Company raised approximately $1,850,000, net of issuance costs of $397,000 ($224,000 of which related to the value ascribed to warrants issued), though the private placement 112,500 shares of newly created Series F Convertible Preferred Stock. The Series F Convertible Preferred Stock has a stated value of $20 per share, which accrued dividends payable quarterly in cash at 6%.

     The Series F Convertible Preferred Stock was convertible into the Class A Common Stock at an effective conversion price of the lower of (a) $1.05 and (b) 80% of the average of the five (5) lowest trading prices of Class A Common Stock. During 1997 all of the Series F Convertible Preferred Stock was converted into 2,961,086 shares of the Company's Class A Common Stock.

  (c) Common Stock

     In December 1989, March through October 1990, and November 1991, substantially all stockholders as of December 29, 1989 were offered the right to acquire a number of shares equivalent to their pre-offering holdings at a price of $.003 per share. Substantially all stockholders that received the offer accepted this opportunity. This was accounted for essentially as a stock split effected in the form of a rights offering, and all shares issued in conjunction with this offering were reflected in the accompanying consolidated financial statements retroactively.

     Two principal stockholders did not acquire the full amount of shares to which they were entitled. Most of the additional proportionate shares that these stockholders would have been credited with were offered instead to certain officers, employees and stockholders for $.003 per share. To the extent that these rights were offered to the individuals in compensation for services rendered to the Company, compensation expense equal to the difference between the estimated fair value as of the date of issuance and the purchase price of the stock was

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

recorded. The estimated fair value of the common stock was determined based on sales to third parties near the date of issuance. Compensation expense associated with the issuance of these shares of $430,250 is included in the accompanying consolidated statement of operations for the period from inception to December 31, 1997.

     In May and November, 1992, the Company issued 770,000 shares of Class B restricted common stock to certain employees, officers and stockholders of the Company for a purchase price of $.003 per share, payable in the form of services to the Company.

     As these shares were issued for services rendered, compensation expense of $1,927,500 was recorded representing the estimated fair value of $2.50 per share at the date of issuance, the price at which common stock was sold to third parties near the time of issuance.

     In February 1995, the Company agreed to grant 36,000 shares of Class A common stock, 12,000 of which were issued in 1995 with the remainder issued in 1996, to two consultants and six non-employee directors as compensation for services rendered. Expenses of $112,500 were recorded in 1995 representing the stock's fair value of $3.13 per share at the time of the agreement to grant.

     In July 1995, the Company issued 19,559 shares to two vendors in payment for services rendered. Costs of $20,000 were recorded representing the stock's fair value of approximately $1.00 per share at the time the services were rendered.

     In July and August 1996, the Company issued 15,000 and 3,077 shares of Class A common stock to two consultants as compensation for services rendered. Expenses of $40,938 have been recorded representing the stock's fair value of $2.06 and $3.44 per share, respectively, at their dates of issuance.

     During 1997 the Company issued 126,885 shares of the Company's Class A common stock to vendors or for the settlement of liabilities. Expenses of $305,496 have been recorded representing the stocks' fair value at the date of issuance.

     During 1997 the Company sold approximately 800,000 shares of the Company's Class A common stock and warrants to purchase 160,000 shares of the Company's Class A common stock, which may be exercised at an exercise price of $1.00, for an aggregate purchase price of $800,000.

     During 1997 the Company issued 500,000 shares of the Company's Class A common stock in connection with a license agreement with Aladdin Knowledge Systems, Ltd. for its proprietary persistent encryption technology. The shares were issued at their fair value on the date of issuance.

  (d) Recapitalization

     In January 1994, the Board of Directors authorized the Company to amend and restate the Company's Certificate of Incorporation to reflect the authorization of 25,000,000 shares of a newly created Class A common stock, which stock has voting rights of one vote per share, and the reclassification of the then current outstanding shares of common stock into Class B common stock. In June 1994, the Board of Directors authorized that the Class B common stock will have one vote per share, except that Class B common stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction, which is not recommended by the Company's Board of Directors. In addition, the Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

securities of the Company. The Class B common stock is convertible into shares of Class A common stock at any time. The classes of common stock are alike in all other respects.

(8) OPTIONS AND WARRANTS

  1991 Plan

     In September 1991, the Board of Directors authorized the establishment of a stock option plan (the "1991 Plan"). The total number of shares of Class B common stock subject to the Plan is 2,700,000. Options terminate upon the earlier of the date of the expiration of the option or upon termination of the employment relationship between the Company or a subsidiary and the optionee for any reason other than death, disability or retirement.

     Employees are entitled to exercise their options on dates determined by the Compensation Committee of the Board of Directors. Vesting provisions for options granted generally range from immediate vesting to prorata vesting over a three-year period. Options granted under the 1991 Plan may, in the discretion of the Compensation Committee, include the right to acquire a reload option. A reload option provides for the automatic grant of a new option at the then-current market price in exchange for each previously owned share tendered by an employee in a stock-for-stock exercise.

     Subsequent to January 1994 no further options, other than reload options, may be granted under the 1991 Plan. All options outstanding under the 1991 Plan continue in full force and effect subject to their original terms.

  Other Options

     In 1993, in connection with an investment banking agreement, the Company granted options to purchase 30,000 shares of Class B common stock at an exercise price of $1.67 per share, and options to purchase 14,286 shares of Class B common stock at an exercise price of $3.50 per share. The options vested immediately and are exercisable for a period of seven years from the date of issuance.

  1994 Plans

     In January 1994, the Board of Directors authorized the establishment of the 1994 Employee Stock Option Plan (the "1994 Plan"). The initial number of shares of Class A common stock subject to the 1994 Plan was 1,000,000. The terms of the 1994 Plan are similar to those of the 1991 Plan. Options are granted with exercise prices that approximate fair market value at the date of grant. In May 1996, the Board of Directors approved an amendment to the Company's 1994 Plan to increase the number of shares of Class A common stock reserved for issuance thereunder to 2,000,000 shares.

     In January 1994, the Board of Directors authorized the establishment of the Non-Employee Directors Stock Option Plan (the "Directors' Plan"). The total number of shares of Class A common stock subject to the Directors' Plan was 200,000. Pursuant to the Directors' Plan, each director who was not an employee of the Company received an initial grant of options to purchase 12,000 shares of Class A common stock at an exercise price of $3.50 per share.

     Any person subsequently elected as a director who is not an employee of the Company will receive an initial grant of options to purchase 12,000 shares of Class A common stock on the day he or she is elected a director. In addition, on the day immediately following each of the dates on which an incumbent director is reelected, he or she received an additional grant of options to purchase 2,000 shares of Class A common stock.

     In February 1995, the Board of Directors authorized certain changes to the Directors' Plan. The annual option grant for directors was increased from a total of 2,000 shares of Class A common stock to 10,000 shares

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of Class A common stock. In July 1995, the stockholders of the Company authorized an increase to the total number of shares subject to the Directors' Plan from 200,000 shares to 500,000 shares. Options to purchase a total of 110,000 and 100,000 shares of Class A common stock at $1.94 to $3.09 and $3.09 per share, were issued in 1997 and 1996, respectively, to nonemployee directors.

     Initial option grants under the Directors' Plan vest one-third upon grant, and one-third on each of the first and second anniversaries. Annual option grants vest 25% after each three-month period following grant.

     Options under the Directors' Plan are exercisable for a period of ten years from the date of grant. Options may not be exercised after the option holder ceases to be a director of the Company, except that in the event of death or disability of the option holder, the option may be exercised for a period of one year after the date of death or disability, and, in the event of retirement of the option holder, the option may be exercised for a period of three months after the date of retirement.

     At December 31, 1997, there were approximately 953,000 additional shares available for grant under the 1994 Plan. The per share weighted-average fair value of stock options granted during 1997, 1996 and 1995 was $1.58, $2.65 and $2.22 on the dates of grant using the Black Scholes option-pricing model with the following weighted-average assumptions:

                                                          1997    1996    1995
                                                          ----    ----    ----
Expected Life (Years)...................................   10      10      10
Interest Rate...........................................  6.5%    6.4%    5.6%
Volatility..............................................  111%    124%    135%
Dividend Yield..........................................    0%      0%      0%

     The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for stock options granted to employees at fair market value in the financial statements.

     Had the Company determined compensation cost based on the fair value at the grant dates for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                            1997           1996          1995
                                        ------------   ------------   -----------
Net loss -- as reported...............  $(13,897,794)    (8,683,815)   (6,832,866)
Net loss -- pro forma.................  $(15,300,187)   (10,025,517)   (7,102,627)
Net loss to common stockholders -- as
  reported............................  $(16,380,776)    (9,554,394)   (6,873,466)
Net loss to common shareholders -- pro
  forma...............................  $(17,783,169)   (10,896,096)   (7,143,227)
Loss per common share -- as
  reported............................  $       (.78)          (.64)         (.50)
Loss per common share -- pro forma....  $       (.85)          (.73)         (.52)

     Pro forma net loss reflects only options granted in 1997, 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 are not considered.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF OPTION ACTIVITY

     A summary of option activity through December 31, 1997 follows:

                                                             CLASS A AND B SHARES    WEIGHTED AVERAGE
                                                              SUBJECT TO OPTION       EXERCISE PRICE
                                                             --------------------    ----------------
BALANCE AT JANUARY 1, 1991.................................              --               $  --
Options granted............................................          30,000                1.67
                                                                  ---------
BALANCE AT DECEMBER 31, 1991...............................          30,000                1.67
Options granted............................................         816,750                1.18
                                                                  ---------
BALANCE AT DECEMBER 31, 1992...............................         846,750                1.20
Options granted............................................         949,186                3.10
                                                                  ---------
BALANCE AT DECEMBER 31, 1993...............................       1,795,936                2.20
Options granted............................................         310,200                3.05
Options canceled...........................................        (108,500)               3.38
                                                                  ---------
BALANCE AT DECEMBER 31, 1994...............................       1,997,636                2.27
Options granted............................................         777,850                2.22
Options canceled...........................................        (349,205)               2.11
Options exercised..........................................        (681,700)                .64
                                                                  ---------
BALANCE AT DECEMBER 31, 1995...............................       1,744,581                2.92
Options granted............................................       1,342,075                2.65
Options canceled...........................................        (503,879)               3.20
Options exercised..........................................        (214,091)               1.97
                                                                  ---------
BALANCE AT DECEMBER 31, 1996...............................       2,368,686                2.79
Options granted............................................         316,010                1.58
Options canceled...........................................        (669,580)               2.49
Options exercised..........................................         (70,326)               1.90
                                                                  ---------
BALANCE AT DECEMBER 31, 1997...............................       1,944,790                2.73
                                                                  =========

     At December 31, 1997, there were approximately 988,000 options exercisable at prices ranging from $1.06 to $7.06.

     The following table summarizes information about stock options outstanding at December 31, 1997:

                                                                             WEIGHTED
                                                                WEIGHTED      AVERAGE
                                                                AVERAGE      REMAINING
                                    NUMBER         NUMBER       EXERCISE    CONTRACTUAL
    RANGE OF EXERCISE PRICES      OUTSTANDING    EXERCISABLE     PRICE         LIFE
    ------------------------      -----------    -----------    --------    -----------
$1.06...........................    131,250          6,417       $1.06       9.9 years
 1.09 -- 1.67...................    440,260        203,063        1.30       7.4 years
 1.94 -- 2.31...................    134,810         23,400        2.04       8.2 years
 2.50 -- 2.97...................    154,690        118,603        2.61       6.5 years
 3.06 -- 3.50...................    924,000        559,339        3.31       7.2 years
 3.81...........................     87,000         29,000        3.81       8.1 years
 7.06...........................     72,780         48,522        7.06       7.6 years

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

WARRANTS

     In 1993 and 1994, the Company issued warrants to acquire a total of 151,600 shares of Class B common stock at $3.50 per share in conjunction with sales of Class B common stock to individuals and institutions. All warrants are exercisable for a period of five years from the date of issuance.

     In 1993 and 1994, the Company issued warrants to acquire a total of 376,253 shares of Class B common stock at $3.50 per share in conjunction with the issuance of its 10% Convertible Notes which have since been repaid and in 1994, the Company issued warrants to acquire a total of 46,799 shares of Class B common stock at $6.00 per share in conjunction with the issuance of its 15% Notes, also which have since been repaid. All warrants are exercisable for a period of five years from their dates of issuance.

     Under the terms of the Company's initial public offering, the underwriter acquired warrants to purchase 360,000 Class A common shares at a price of $6.50 per share for nominal consideration. These warrants are exercisable for four years commencing in September 1995.

     As a result of the successful placement of 350 shares of Series B Preferred Stock, a consultant from Digital Media Group, Inc. was issued warrants by the Company to purchase 30,000 Class A common shares at a price of $3.09 per share. These warrants are exercisable for ten years commencing in March 1996.

     Due to the successful placement of 150,000 shares of the Company's Series C Convertible Stock, Wharton Capital Partners Ltd. and The Shemano Group, Inc., two financial consulting firms, were issued warrants by the Company to purchase 37,500 Class A common shares each at a price of $2.54 per share. These warrants expire on December 27, 1999.

     In connection with the acquisition of WIN, the Company issued a warrant that allows the holder the ability to purchase unregistered shares of the Company's Class A common stock at a price of $1.25 per share at the earlier of the conversion of a note or April 18, 1998 for a period of five years. The number of shares able to be purchased under this warrant is based on a formula of $170,000 divided by 80% of the fair market value of the Class A common stock at the time of conversion.

     As a result of the successful placement of 80,000 shares of the Company's Series D Preferred Stock, JNC Opportunity Fund, the acquirer of the placement, received 80,000 warrants to purchase the Company's unregistered Class A Common Stock, and financial consultants, primarily Wharton Capital Partners, received a total of 40,000 warrants. The warrants have an exercise price of $1.62, and expire on May 30, 2002.

     As a result of the successful placement of 112,500 shares of the Company's Series F Preferred Stock, Combination Inc., the acquirer of the placement, received 112,500 warrants to purchase the Company's unregistered Class A Common Stock, and Wharton Capital Partners received 56,250 warrants. The warrants have an exercise price of $1.26, and expire on October 9, 2002.

     In connection with the private placement of approximately 800,000 shares of the Company's Class A Common Stock, the Company issued 160,000 warrants to purchase shares of the Company's unregistered Class A Common Stock at an exercise price of $1.00. The warrants expire on September 16, 2000.

     In connection with a technology license agreement with Aladdin, the Company issued two warrants on July 18, 1997 to purchase the Company's Class A Common Stock. The first warrant is exerciseable in 100,000 share lots, and provides the holder with the right to acquire 2,185,437 shares of the Company's unregistered Class A Common Stock at an exercise price of $1.70 per share. The first warrant has a life of two years. The second warrant provides the holder with the right to acquire 7% of the Company's Class A Common Stock on a fully diluted basis for the average closing price for the 15 trading days prior to exercise. The warrant must be exercised in its entirety and expires at the end of three years.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of warrants outstanding at December 31, 1997, based upon a year end price of the Class A common stock of $1.125 per share, follows:

                                                             RANGE OF
                                    CLASS A AND B SHARES     EXERCISE     EXPIRATION
         YEAR OF ISSUANCE           SUBJECT TO WARRANTS       PRICES         TERM
         ----------------           --------------------    ----------    ----------
1993..............................         249,529            $3.50         5 years
1994..............................         685,123          3.50-6.50     4-5 years
1996..............................          30,000             3.09        10 years
1996..............................          75,000             2.54         3 years
1996..............................         188,889             1.25         5 years
1997..............................         120,000             1.62         5 years
                                           168,750             1.26         5 years
                                           160,000             1.00         3 years
                                         2,185,437             1.70         2 years
                                         ---------
                                         3,862,728

     At December 31, 1997, warrants to acquire approximately 3.5 million shares of Class A and Class B common stock were exercisable.

     The above information table does not include the Aladdin warrant to purchase 7% of the Company due to its variable nature.

(9) LICENSING AGREEMENTS

  (a) Licensed Patents

     In February 1994, the Company entered into an Amended and Restated License Agreement (the "Agreement") with Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company, and Mr. John Michener, then a shareholder and officer of the Company, whereby the Company was granted an exclusive license to make, have made, use, lease, sell or otherwise perform services covered by certain licensed patents (the "Licensed Patents") which are a fundamental part of the Company's product. The Agreement amends and restates certain license agreements entered into by the Company prior to February 1994.

     The Agreement provides for royalty payments to be made to the licensors in the aggregate amount of two percent of the total gross revenues derived by the Company and any sublicensee of the Company from the exploitation of the Licensed Patents, less any amounts paid, if any to (i) information and database providers for information distributed to or through the Company or its sublicensees, and to (ii) the Company's sublicensees for manufacturing the product or performing the services covered by the Licensed Patents. Royalty payments are payable quarterly and are to be apportioned 75% to Mr. Sprague and 25% to Mr. Michener.

     Payment of royalties is secured by a security interest in and to the Licensed Patents. Mr. Sprague assigned all of his right, title, and interest in the Licensed Patents to the Company.

     The Company believes that the agreements as a whole provide it with exclusive rights under the Wave Patents. There can be no assurance that the Company will enjoy exclusive rights to the Licensed patents under these agreements.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (b) Aladdin License Agreement

     During the third quarter of 1997 the Company entered into a license agreement with Aladdin Knowledge Systems, Ltd. ("Aladdin"), an Israeli company, for technology and in-process research and development related to Aladdin's proprietary persistent encryption system. Under the terms of the Aladdin license agreement, the company is prohibited from using any other encryption technology for the first five years. This technology will be incorporated into the Wave System to facilitate pay-per-view content distribution.

     The Company acquired the license for this technology in exchange for $950,000 plus two warrants to purchase the Company's Class A common stock valued at approximately $2.9 million. The cost of this license was expensed as research and development costs. Aladdin also is provided a royalty payment of 5% to 9% of the Company's net content revenues.

     In connection with this agreement, Aladdin acquired an equity position in the Company by purchasing 500,000 shares of the Company's Class A common stock for $900,000, which approximated the fair market value of the shares on the date of purchase.

(10) LICENSE AND CROSS-LICENSE AGREEMENTS

     On May 1, 1992, the Company entered into a Joint Technology Development Agreement and License and Cross-License Agreement ("License and Cross-License Agreement") with The Titan Corporation ("Titan") whereby Titan granted to the Company license rights to the use of certain patents which are co-owned or licensed by Titan. The Company granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any Company patent. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access such information. The Company issued to Titan 674,976 shares of Class B common stock in return for the license to Titan's patents. These shares were valued at $1.67 per share (total $1,124,960), the estimated fair value of the shares at the time of issuance (based on the price at which shares were sold to third parties near the time of issuance), and were included in research and development expense in the accompanying consolidated statement of operations for the period from February 12, 1988 through December 31, 1996.

     The License and Cross-License Agreement provides for royalties to be paid by the Company to Titan based upon the Company's "Net Revenues," as defined in the agreement. Net Revenues are defined generally as gross product revenues less amounts paid to information providers and data base providers for information provided to the Company for use in its products and services. Royalties are payable on a quarterly basis.

     The License and Cross-License Agreement also provides for royalties to be paid to the Company by Titan based upon Titan's "Allocable Net Revenues," as defined in the agreement. Allocable Net Revenues are generally defined as that portion that a Company patent or information adds to Titan's gross amounts invoiced to purchasers for all products or information services making use of a Company patent or know-how and information. Royalties are payable on a quarterly basis.

     The License and Cross-License Agreement specifies certain events of termination, some of which have already occurred but which have been waived or extended by Titan.

     A director of the Company, who resigned from the Board at the end of 1997, is also the President, Chief Executive Officer, and a director of Titan. Pursuant to the terms of a related stockholders agreement, Titan has the right to designate a member of the Company's Board of Directors for as long as Titan continues to own at least 50% of the shares originally issued to Titan. As of December 31, 1997, no royalties have been earned by Titan. On February 28, 1997, the Company and Titan executed an addendum to the License Agreement whereby the Company received a sole license to Titan's patent to develop and distribute products to the in-

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

home consumer microcomputers market segment. Under this addendum, Titan waived all defaults previously incurred by Wave as well as extended the license agreement to expire at the time the patents expire.

(11) REVENUE SHARING AGREEMENTS WITH PARTNERS

     The Company has, and intends to continue to, enter into revenue sharing arrangements with information providers, software developers, and hardware and systems manufacturers such as IBM discussed below. These revenue sharing arrangements will be negotiated between each of the partners and the Company. It is anticipated that revenue sharing arrangements will vary according to the market in which the Wave system is adopted and from which revenues are derived. Generally, a significant portion of the revenue collected by the Company will be paid directly to the information provider or software developer. Once these payments are made the remainder of revenues will be shared between the Company and other partners. There can be no assurance that the Company will be successful in entering into definitive agreements with these parties, or that the terms of such agreements will be favorable to the Company.

     In December 1997, the Company entered into a series of agreements ("the agreements") with IBM pursuant to which the Company and IBM agreed to explore ways to inexpensively incorporate the Company's WaveMeter chip into PC products and to support each other in achieving industry-wide adoption of the WaveMeter technology. Pursuant to the agreements, the Company must subsidize the incremental cost of using the Wave technology in IBM products. The total subsidy is capped at $30 million. The Company must also share varying percentages of its usage and advertising fee income that results from usage of any Wave technology distributed by IBM. In addition, the Company must provide user and technical service and support to IBM customers for the end-user application of Wave technology. Finally, the agreements provide for cash payments upon the attainment of certain milestones. The amount of such cash payments is based upon the appreciation of the Company's stock. To date, none of these milestones have been achieved; therefore, no costs have been recognized in the financial statements.

(12) JOINT VENTURE

     In July of 1997, the Company entered into a joint-venture with Internet Technology Group, PLC ("ITG"), a United Kingdom Internet service provider. The joint venture is owned 25% by the Company and 75$ by ITG. The Company contributed its technical expertise and ITG contributed initial working capital and the commitment to fund all future working capital requirements of the joint venture. The objective of the joint venture company, Global Wave, Ltd., is to promote and commercialize the Wave technology in certain European and Middle Eastern markets. Pursuant to the joint venture agreement, the Company will receive a license fee of up to $5 million in exchange for the joint venture's right to market the Wave technology in European and Middle Eastern markets. The license fee will be paid by ITG as part of its commitment to fund the joint venture. During the third quarter of 1997, the Company received $1.0 million from the joint-venture representing partial payment of the license fee, with the remaining payments to be made upon the Company's attaining certain milestones related to the number of Wave Meters distributed. The amount received was recorded as deferred license fee income in the third quarter as it was uncertain whether the Company had met the contractual requirements required in order to have earned the first payment. During the fourth quarter of 1997, the Company met these requirements and recorded the $1 million as a license fee. Also the Company accrued $490,000 in the fourth quarter for expenses related to the Company's obligation to assist the joint venture in setting up the Wave system in the designated markets. In January 1998, the joint venture agreement was modified to extend the milestone dates and provide for the payment of an additional $750,000 of the $5 million license fee to the Company. The payment of $750,000 was received in January 1998. The remaining portion of the license fee will be paid in 1998 if the remaining milestones are achieved; however, there can be no assurance that the remaining milestones will be achieved. Also, at this time neither ITG nor the joint venture have the resources to fund the remaining payments.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The joint venture is entirely funded through advances from ITG and the Company has no commitment to fund the operations of the joint venture.

     The Company accounts for its 25% interest in the joint venture pursuant to the equity method of accounting. At December 31, 1997 the Company's investment in the joint venture was $0 for financial reporting purposes.

(13) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Company is party to legal proceedings generally incidental to its business. Management believes that the outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

  Leases

     In December 1994, the Company entered into an operating lease beginning March 1995 for its offices in New York, New York, which expired on February 28, 1998. The lease provides for minimum annual rent of $200,000 per annum plus applicable escalations. The Company has subsequently terminated this lease and entered into a new lease in the same facility. The minimum annual rent for the new lease is approximately $81,000 and its expiration is June 1999. The Company also leases premises in Princeton, New Jersey; San Jose, California; and Lee, Massachusetts, under operating leases, which expire on various dates through January 14, 2001.

     Future minimum lease payments under noncancelable operating leases as of December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31                  OPERATING LEASE
-----------------------                  ---------------
1998...................................     $245,151
1999...................................      107,922
2000...................................       65,280
                                            --------
                                            $418,353
                                            ========

     Rent expense for the years ended December 31, 1997, 1996, 1995 and for the period from inception through December 31, 1997 amounted to approximately $383,000, $341,000, $262,000 and $1,500,000, respectively.

(14) INCOME TAXES

     The Company has net operating loss carryforwards for tax return purposes of approximately $36,900,000 which expire beginning in 2003 through 2012.

     Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period. The Company has not determined whether there has been such a cumulative change in ownership or the impact on the utilization of the loss carryforwards if such change has occurred.

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to the deferred tax asset at December 31, 1997 and 1996 are as follows:

                                                       1997           1996
                                                   ------------    -----------
Deferred tax assets:
  Net operating loss carryforwards...............  $ 15,493,000     11,554,000
  License rights.................................     1,307,000         45,000
                                                   ------------    -----------
          Total gross deferred tax assets........    16,800,000     11,599,000
  Less valuation allowance.......................   (16,800,000)   (11,599,000)
                                                   ------------    -----------
          Net deferred tax asset.................  $         --             --
                                                   ============    ===========

     The valuation allowance increased by $5,201,000 and $3,599,000, during the years ended December 31, 1997 and 1996, respectively.

(15) DEFINED CONTRIBUTION PLAN

     The Company adopted the Wave Systems Corp. 401(k) Savings and Investment Plan, a defined contribution plan, on January 1, 1995 to which substantially-all employees can contribute. Employees of the Company become eligible immediately on employment. The Company has the option to make discretionary matching contributions; no contributions were made in 1997 or 1996 or 1995.

(16) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES, AND NOTE PAYABLE

     The carrying amounts of these instruments, other than the note, approximate fair value because of their short maturities. The note payable approximates its estimated fair value based on the timing of its issue.

  Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(17) SUBSEQUENT EVENTS (UNAUDITED)

     During March of 1998, the Company issued 150,000 shares of newly created Series G Convertible Preferred stock for an aggregate purchase price of $3,000,000. The Series G Convertible preferred stock is senior to the Company's classes of common stock, and is junior to the Company' Series A Redeemable Preferred in liquidation rights. The Series G Convertible Preferred Stock accrues dividends at the rate of 6% per annum. The Series G Convertible Preferred stock is convertible into the Company's unregistered Class A Common stock at the lower of $1.12 or 80% of the average of the 5 lowest closing bids for the 10 calendar days prior to conversion. In addition, the company issued warrants to the purchaser and placement agent for 225,000 shares of the Company's Class A common stock at an exercise price of $1.38

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by the Company in connection with the sale of the securities being registered, other than sales commissions. All of the amounts shown are estimated except the Commission registration fee.

Commission registration fee..............................    $ 4,787
Accounting fees and expenses.............................     15,000
Printing expenses........................................      5,000
Miscellaneous............................................      1,213
Legal fees and expenses..................................     25,000
                                                             -------
  Total..................................................    $51,000
                                                             =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duties. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. Also, there may be certain liabilities, such as those under the federal securities laws or other state or federal laws, which a court may hold are unaffected by the Restated Certificate of Incorporation.

     The Restated Certificate of Incorporation also provides that if the DGCL is amended to further eliminate or limit the liability of directors, then the liability of a director of the Company shall be so eliminated or limited, without further stockholder action, to the fullest extent permissible under the DGCL as so amended.

     Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The Bylaws of the Company provide for indemnification of the officers and directors to the fullest extent permitted by the DGCL. In addition, the Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On March 6, 1998 the Company issued 150,000 shares of newly created Series G Convertible Preferred Stock, par value $.01 ("Series G Convertible Preferred Stock") at a price of $20 per share, for an aggregate purchase price of $3,000,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series G Convertible Preferred Stock is convertible into Class A Common Stock, par value $.01 ("Class A Common Stock") at an effective conversion price of the lower of (a) $1.12 and (b) 80% of the average of the five (5) lowest trading prices of the Class A Common Stock during (x) a day on which the Class A Common Stock is traded on The Nasdaq National Market or The Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (y) if the Class A Common Stock is not listed on The Nasdaq National Market or The Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (z) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) ("Trading Days"), as reported by Bloomberg Information Services, Inc. during the ten (10) Trading Days immediately preceding the Conversion Date, as defined in the Certificate of Designation of the Series G Convertible Preferred Stock. In addition to the Series G Convertible Preferred Stock, the Company also issued warrants to purchase a total of 225,000 shares of Class A Common Stock at an exercise price of $1.38 per share, exercisable until October 9, 2002.

     On October 9, 1997 the Company issued 112,500 shares of newly created Series F Convertible Preferred Stock, par value $.01 ("Series F Convertible Preferred Stock"), at a price of $20 per share, for an aggregate purchase price of $2,250,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series F Convertible Preferred Stock is convertible into the Class A Common Stock at an effective conversion price of the lower of (a) $1.05 and (b) 80% of the average of the five (5) lowest trading prices of the Class A Common Stock during (x) a day on which the Class A Common Stock is traded on The Nasdaq National Market or The Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A Common Stock has been listed, or (y) if the Class A Common Stock is not listed on The Nasdaq National Market or The Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (z) if the Class A Common Stock is not quoted on the OTC Bulletin Board, a day on which the Class A Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) ("Trading Days"), as reported by Bloomberg Information Services, Inc. during the ten (10) Trading Days immediately preceding the Conversion Date, as defined in the Certificate of Designation of the Series F Convertible Preferred Stock. In addition to the Series F Convertible Preferred Stock, the Company also issued warrants to purchase a total of 168,750 shares of Class A Common Stock at an exercise price of $1.26 per share, exercisable until October 9, 2002. As of December 31, 1997, all of the shares of the Series F Preferred stock have been converted into Class A Common Stock

     On September 16, 1997, the Company issued 800,000 shares of the Company's Class A Common Stock, and warrants to purchase 160,000 shares of Class A Common Stock, which may be exercised at an exercise price equal to $1.00, for an aggregate purchase price of $800,000 pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), to six (6) accredited investors.

     On May 30, 1997 the Company issued 80,000 shares of newly created Series D Convertible Preferred Stock, at a price of $20 per share, for an aggregate of $1,600,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series D Convertible Preferred Stock is convertible into the Class A Common Stock of the Company at an effective conversion price of the lower of (i) $1.35, or (ii) 80% of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five (5) trading days immediately preceding the Date of Conversion, defined in the Certificate of Designation of the Series D Convertible Preferred Stock. In addition to the Series D Convertible Preferred Stock, the Company also issued warrants to purchase a total of 120,000 shares of Class A Common Stock at an exercise price of $1.62 per share, exercisable until May 30, 2002. As of December 31, 1997, all of the shares of the Series D Preferred Stock have been converted into Class A Common Stock.

     On December 27, 1996 the Company issued 150,000 shares of newly created Series C Convertible Preferred Stock, par value $.01 (the "Series C Preferred Stock"), at a price of $20 per share, for an aggregate price of $3,000,000. The Series C Preferred Stock was sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series C Preferred Stock is convertible into the Class A Common Stock at an effective conversion price of the lower of (i) $2.31, or (ii) 80%, which is subject to adjustment, of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five (5) trading days immediately preceding the date that the holders of the Series C Preferred Stock choose to convert the Series C Preferred Stock into the Class A Common Stock. In addition to the Series C Preferred Stock, the Company also issued warrants to purchase a total of 75,000 shares of Class A Common Stock at an exercise price of $2.54 per share as part of the aforementioned transaction. As of July 23, 1997, all of the shares of the Series C Preferred stock have been converted into Class A Common Stock.

     On May 29, 1996 the Company issued 350 shares of newly created Series B Preferred Stock, par value $.01 (the "Series B Preferred Stock"), at a price of $10,000 per share, for an aggregate price of $3,500,000. The Series B Preferred Stock was sold to five (5) off-shore investors pursuant to Regulation S promulgated under the Act. The Series B Preferred Stock was convertible into the Class A Common Stock at an effective conversion price of the lower of (i) $3.01, or (ii) 85% of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five (5) trading days immediately preceding the date that the holders of the Series B Preferred Stock chose to convert the Series B Preferred Stock into the Class A Common Stock. As of March 17, 1997, all of the shares of Series B Preferred Stock have been converted into Class A Common Stock.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
     4.1      Restated Certificate of Incorporation of Registrant
              (incorporated by reference to Exhibit 3.1 of the
              Registrant's Registration Statement on Form S-1, File No.
              33-75286)
     4.2      Bylaws of Registrant (incorporated by reference to Exhibit
              3.2 of the Registrant's Registration Statement on Form S-1,
              File No. 33-75286)
     4.3      Form of Stock Certificate of Class A Common Stock
              (incorporated by reference to Exhibit 4.1 of the
              Registrant's Registration Statement on Form S-1,
              Registration No. 33-75286)
     4.4      Form of Representative's Warrant Agreement, including the
              form of Representative's Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on
              Form S-1, File No. 33-75286)
     4.5      Certificate of Designation of Series B Preferred Stock of
              Wave Systems Corp. as filed with the Delaware Secretary of
              State on May 24, 1996 (incorporated by reference to Exhibit
              3.1 of the Registrant's Current Report on Form 8-K filed on
              May 30, 1996, File No. 0-24752)
     4.6      Certificate of Designation of Series C Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on December 27, 1996 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on January 8, 1997, File No. 0-24752)
     4.7      Certificate of Designation of Series D Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on December 27, 1996 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on June 3, 1997, File No. 0-24752)
     4.8      Certificate of Designation of Series G Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on March 5, 1998 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on March 19, 1998, File No. 0-24752)

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
     4.9      Purchase Agreement between Wave Systems Corp. and
              Combination Inc., dated as of March 6, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on March 19, 1998, File No. 0-24752)
     4.10     Registration Rights Agreement between Wave Systems Corp. and
              Combination Inc., dated as of March 6, 1998 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on March 19, 1998, File No. 0-24752)
     4.11     Certificate of Designation of Series F Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on October 9, 1997 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on October 15, 1997, File No. 0-24752)
     4.12     Purchase Agreement between Wave Systems Corp. and
              Combination Inc., dated as of October 9, 1997 (incorporated by reference to Exhibit 4.1 of the Registrant's Current
              Report on Form 8-K filed on October 15, 1997, File No.
              0-24752)
     4.13     Registration Rights Agreement between Wave Systems Corp. and
              Combination Inc., dated as of October 9, 1997 (incorporated by reference to Exhibit 4.2 of the Registrant's Current
              Report on Form 8-K filed on October 15, 1997, File No.
              0-24752)
     4.14     Certificate of Amendment to Restated Certificate of
              Incorporation (as filed with Secretary of State of Delaware on July 17, 1997)
    *5.1      Opinion of Curtis, Mallet-Prevost, Colt & Mosle
   +10.1      Joint Technology Development Agreement, dated as of May 1,
              1992, between The Titan Corporation and Cryptologics
              International, Inc. (incorporated by reference to Exhibit
              10.2 of the Registrant's Registration Statement on Form S-1,
              File No. 33-75286)
   +10.2      License and Cross-License Agreement, dated as of May 1,
              1992, between The Titan Corporation and Cryptologics
              International, Inc. (incorporated by reference to Exhibit
              10.3 of the Registrant's Registration Statement on Form S-1,
              File No. 33-75286)
    10.3      Amendment to License and Cross-License Agreement, dated as of August 27, 1993, between The Titan Corporation and Wave
              Systems Corp. (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File
              No. 33-75286)
    10.4      Amended and Restated License Agreement, dated February 14,
              1994, by and among Wave Systems Corp., Peter J. Sprague and
              John R. Michener (incorporated by reference to Exhibit 10.5 of the Registrant's Registration Statement on Form S-1, File
              No. 33-75286)
   +10.5      Wave Systems Corp. 1994 Stock Option Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Registration
              Statement on Form S-1, File No. 33-75286)
   +10.6      Wave Systems Corp. Non-Employee Directors Stock Option Plan
              (incorporated by reference to Exhibit 10.7 of the
              Registrant's Registration Statement on Form S-1, File No.
              33-75286)
    10.7      Regulation S Securities Subscription Agreement, dated as of
              May 29, 1996 (incorporated by reference to Exhibit 4.1 of
              the Registrant's Current Report on Form 8-K filed on May 30,
              1996, File No. 0-24752)
    10.8      Purchase Agreement between Wave Systems Corp. and JNC
              Opportunity Fund Ltd., dated as of December 27, 1996
              (incorporated by reference to Exhibit 4.1 of the
              Registrant's Current Report on Form 8-K filed on January 8,
              1997, File No. 0-24752)
    10.9      Registration Rights Agreement between Wave Systems Corp. and
              JNC Opportunity Fund Ltd., dated as of December 27, 1996
              (incorporated by reference to Exhibit 4.2 of the
              Registrant's Current Report on Form 8-K filed on January 8,
              1997, File No. 0-24752)
    10.10     Purchase Agreement between Wave Systems Corp. and JNC
              Opportunity Fund Ltd., dated as of May 30, 1997
              (incorporated by reference to Exhibit 4.1 of the
              Registrant's Current Report on Form 8-K filed on June 3,
              1997, File No. 0-24752)
    10.11     Registration Rights Agreement between Wave Systems Corp. and
              JNC Opportunity Fund Ltd., dated as of May 30, 1997
              (incorporated by reference to Exhibit 4.2 of the
              Registrant's Current Report on Form 8-K filed on June 30,
              1997, File No. 0-24752)

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    10.12     Addendum to License and Cross-License Agreement, dated
              February 28, 1997, between The Titan Corporation and Wave
              Systems Corp. (incorporated by reference to Exhibit 10.10 of the Registrant's Current Report on Form 10-K filed on March
              24, 1997, file No. 0-24752).
    10.13     Wave Systems Corp. 1996 Performance Stock Option Plan
   *23.1      Consent of Curtis, Mallet-Prevost, Colt & Mosle (included as part of Exhibit 5.1 hereto)
    23.2      Consent of KPMG Peat Marwick LLP
    24.1      Power of Attorney (included on signature pages)

---------------

     * To be filed as an amendment.

(b) Financial Statement Schedules:

     All schedules have been omitted since they are either not required or not applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of April, 1998.

                                          Wave Systems Corp.

                                          By: /s/   PETER J. SPRAGUE
                                            ------------------------------------
                                             Name: Peter J. Sprague
                                            Title: Chairman and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter J. Sprague and Steven Sprague and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                    DATE
                     ---------                                      -----                    ----
               /s/ PETER J. SPRAGUE                    Chairman and Chief Executive     April 15, 1998
---------------------------------------------------      Officer (Chief Executive
                 Peter J. Sprague                        Officer, Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                /s/ STEVEN SPRAGUE                     President, Chief Operating       April 15, 1998
---------------------------------------------------      Officer and Director
                  Steven Sprague

             /s/ JOHN E. BAGALAY, JR.                  Director                         April 15, 1998
---------------------------------------------------
               John E. Bagalay, Jr.

                                                       Director
---------------------------------------------------
                  Philippe Bertin

                 /s/ GEORGE GILDER                     Director                         April 15, 1998
---------------------------------------------------
                   George Gilder

           /s/ JOHN E. MCCONNAUGHY, JR.                Director                         April 15, 1998
---------------------------------------------------
             John E. McConnaughy, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION                           PAGE
-----------                           -----------                           ----
     4.1      Restated Certificate of Incorporation of Registrant
              (incorporated by reference to Exhibit 3.1 of the
              Registrant's Registration Statement on Form S-1, File No.
              33-75286)...................................................
     4.2      Bylaws of Registrant (incorporated by reference to Exhibit
              3.2 of the Registrant's Registration Statement on Form S-1,
              File No. 33-75286)..........................................
     4.3      Form of Stock Certificate of Class A Common Stock
              (incorporated by reference to Exhibit 4.1 of the
              Registrant's Registration Statement on Form S-1,
              Registration No. 33-75286)..................................
     4.4      Form of Representative's Warrant Agreement, including the
              form of Representative's Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on
              Form S-1, File No. 33-75286)................................
     4.5      Certificate of Designation of Series B Preferred Stock of
              Wave Systems Corp. as filed with the Delaware Secretary of
              State on May 24, 1996 (incorporated by reference to Exhibit
              3.1 of the Registrant's Current Report on Form 8-K filed on
              May 30, 1996, File No. 0-24752).............................
     4.6      Certificate of Designation of Series C Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on December 27, 1996 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on January 8, 1997, File No. 0-24752).....
     4.7      Certificate of Designation of Series D Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on December 27, 1996 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on June 3, 1997, File No. 0-24752)........
     4.8      Certificate of Designation of Series G Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on March 5, 1998 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on March 19, 1998, File No. 0-24752)......
     4.9      Purchase Agreement between Wave Systems Corp. and
              Combination Inc., dated as of March 6, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on March 19, 1998, File No. 0-24752)......
     4.10     Registration Rights Agreement between Wave Systems Corp. and
              Combination Inc., dated as of March 6, 1998 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on March 19, 1998, File No. 0-24752)......
     4.11     Certificate of Designation of Series F Convertible Preferred
              Stock of Wave Systems Corp. as filed with the Delaware
              Secretary of State on October 9, 1997 (incorporated by
              reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on October 15, 1997, File No. 0-24752)....
     4.12     Purchase Agreement between Wave Systems Corp. and
              Combination Inc., dated as of October 9, 1997 (incorporated by reference to Exhibit 4.1 of the Registrant's Current
              Report on Form 8-K filed on October 15, 1997, File No.
              0-24752)....................................................
     4.13     Registration Rights Agreement between Wave Systems Corp. and
              Combination Inc., dated as of October 9, 1997 (incorporated by reference to Exhibit 4.2 of the Registrant's Current
              Report on Form 8-K filed on October 15, 1997, File No.
              0-24752)....................................................
     4.14     Certificate of Amendment to Restated Certificate of
              Incorporation (as filed with Secretary of State of Delaware on July 17, 1997)...........................................
    *5.1      Opinion of Curtis, Mallet-Prevost, Colt & Mosle.............
   +10.1      Joint Technology Development Agreement, dated as of May 1,
              1992, between The Titan Corporation and Cryptologics
              International, Inc. (incorporated by reference to Exhibit
              10.2 of the Registrant's Registration Statement on Form S-1,
              File No. 33-75286)..........................................

EXHIBIT NO.                           DESCRIPTION                           PAGE
-----------                           -----------                           ----
   +10.2      License and Cross-License Agreement, dated as of May 1,
              1992, between The Titan Corporation and Cryptologics
              International, Inc. (incorporated by reference to Exhibit
              10.3 of the Registrant's Registration Statement on Form S-1,
              File No. 33-75286)..........................................
    10.3      Amendment to License and Cross-License Agreement, dated as of August 27, 1993, between The Titan Corporation and Wave
              Systems Corp. (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File
              No. 33-75286)...............................................
    10.4      Amended and Restated License Agreement, dated February 14,
              1994, by and among Wave Systems Corp., Peter J. Sprague and
              John R. Michener (incorporated by reference to Exhibit 10.5 of the Registrant's Registration Statement on Form S-1, File
              No. 33-75286)...............................................
   +10.5      Wave Systems Corp. 1994 Stock Option Plan (incorporated by reference to Exhibit 10.6 of the Registrant's Registration
              Statement on Form S-1, File No. 33-75286)...................
   +10.6      Wave Systems Corp. Non-Employee Directors Stock Option Plan
              (incorporated by reference to Exhibit 10.7 of the
              Registrant's Registration Statement on Form S-1, File No.
              33-75286)...................................................
    10.7      Regulation S Securities Subscription Agreement, dated as of
              May 29, 1996 (incorporated by reference to Exhibit 4.1 of
              the Registrant's Current Report on Form 8-K filed on May 30,
              1996, File No. 0-24752).....................................
    10.8      Purchase Agreement between Wave Systems Corp. and JNC
              Opportunity Fund Ltd., dated as of December 27, 1996
              (incorporated by reference to Exhibit 4.1 of the
              Registrant's Current Report on Form 8-K filed on January 8,
              1997, File No. 0-24752).....................................
    10.9      Registration Rights Agreement between Wave Systems Corp. and
              JNC Opportunity Fund Ltd., dated as of December 27, 1996
              (incorporated by reference to Exhibit 4.2 of the
              Registrant's Current Report on Form 8-K filed on January 8,
              1997, File No. 0-24752).....................................
    10.10     Purchase Agreement between Wave Systems Corp. and JNC
              Opportunity Fund Ltd., dated as of May 30, 1997
              (incorporated by reference to Exhibit 4.1 of the
              Registrant's Current Report on Form 8-K filed on June 3,
              1997, File No. 0-24752).....................................
    10.11     Registration Rights Agreement between Wave Systems Corp. and
              JNC Opportunity Fund Ltd., dated as of May 30, 1997
              (incorporated by reference to Exhibit 4.2 of the
              Registrant's Current Report on Form 8-K filed on June 30,
              1997, File No. 0-24752).....................................
    10.12     Addendum to License and Cross-License Agreement, dated
              February 28, 1997, between The Titan Corporation and Wave
              Systems Corp. (incorporated by reference to Exhibit 10.10 of the Registrant's Current Report on Form 10-K filed on March
              24, 1997, file No. 0-24752).................................
    10.13     Wave Systems Corp. 1996 Performance Stock Option Plan.......
   *23.1      Consent of Curtis, Mallet-Prevost, Colt & Mosle (included as part of Exhibit 5.1 hereto).................................
    23.2      Consent of KPMG Peat Marwick LLP............................
    24.1      Power of Attorney (included on signature pages).............

---------------

     * To be filed as an amendment.